
                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PCAA PARENT, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                               September 30, 2003

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                                TABLE OF CONTENTS

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                                                                                                                     PAGE
                                                                                                                     ----
                                                     ARTICLE I.
                                                    DEFINITIONS

                                                    ARTICLE II.
                                                FORMATION OF COMPANY

2.1      Formation...............................................................................................      10
2.2      Name....................................................................................................      10
2.3      Principal Place of Business.............................................................................      10
2.4      Registered Office and Registered Agent..................................................................      10
2.5      Term....................................................................................................      10
2.6      Initial Members.........................................................................................      10

                                                    ARTICLE III.
                                     PURPOSE AND PERMITTED BUSINESS OF COMPANY

3.1      Purpose.................................................................................................      11

                                                    ARTICLE IV.
                                                     GOVERNANCE

4.1      Establishment of Board..................................................................................      11
4.2      Number and Election of Board Members; Term of Office....................................................      11
4.3      Observer Rights.........................................................................................      12
4.4      Meetings of the Board...................................................................................      13
4.5      Unanimous Written Consent...............................................................................      13
4.6      Director Indemnification................................................................................      13
4.7      Certain Limitations on the Company......................................................................      13

                                                     ARTICLE V.
                                            RIGHTS AND DUTIES OF MANAGER

5.1      Management..............................................................................................      15
5.2      Number, Tenure and Appointment..........................................................................      15
5.3      Certain Powers of Manager...............................................................................      15
5.4      Limitation on Manager's Authority.......................................................................      16
5.5      Veto Rights of the PCA Group............................................................................      17
5.6      Liability for Certain Acts..............................................................................      18
5.7      Bank Accounts...........................................................................................      18
5.8      Indemnity of the Board, Manager, Employees and Other Agents.............................................      18
5.9      Resignation.............................................................................................      19
5.10     Removal.................................................................................................      19
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                          TABLE OF CONTENTS - CONTINUED

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
5.11     Compensation, Reimbursement, Organization Expenses......................................................      19
5.12     Right to Rely on the Manager............................................................................      19
5.13     Proprietary Information and Inventions Agreement........................................................      20

                                                    ARTICLE VI.
                                         RIGHTS AND OBLIGATIONS OF MEMBERS

6.1      Limitation of Liability.................................................................................      20
6.2      List of Members.........................................................................................      20
6.3      No Agency Authority.....................................................................................      20
6.4      Company Books...........................................................................................      20
6.5      Priority and Return of Capital..........................................................................      20
6.6      Competing Activities....................................................................................      21

                                                    ARTICLE VII.
                                          ACTIONS AND MEETINGS OF MEMBERS

7.1      Action of Members.......................................................................................      21
7.2      No Required Meetings....................................................................................      21
7.3      Place of Meetings.......................................................................................      21
7.4      Notice of Meetings......................................................................................      22
7.5      Meeting of all Members..................................................................................      22
7.6      Record Date.............................................................................................      22
7.7      Quorum..................................................................................................      22
7.8      Manner of Acting........................................................................................      22
7.9      Proxies.................................................................................................      23
7.10     Action by Members Without a Meeting.....................................................................      23
7.11     Waiver of Notice........................................................................................      24

                                                   ARTICLE VIII.
                                 CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

8.1      Members' Initial Capital Accounts.......................................................................      24
8.2      Additional Contributions................................................................................      24
8.3      Capital Accounts........................................................................................      24
8.4      Withdrawal or Reduction of Members' Contributions to Capital............................................      25
8.5      Capitalization..........................................................................................      25
8.6      Loans to the Company by Members or Related Parties......................................................      27

                                                    ARTICLE IX.
                           ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

9.1      Allocations of Profits and Losses from Operations.......................................................      27
9.2      Special Allocations to Capital Accounts.................................................................      28
9.3      Credit or Charge to Capital Accounts....................................................................      29
9.4      Allocations Immediately Prior to Liquidation............................................................      30
9.5      Distributions...........................................................................................      30
9.6      Limitation Upon Distributions...........................................................................      30
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                          TABLE OF CONTENTS - CONTINUED

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
9.7      Accounting Principles...................................................................................      30
9.8      Interest on and Return of Capital Contributions.........................................................      30
9.9      Loans to Company........................................................................................      30
9.10     Accounting Period.......................................................................................      30
9.11     Records and Reports.....................................................................................      30
9.12     Returns and other Elections.............................................................................      31
9.13     Tax Matters Partner.....................................................................................      32
9.14     Certain Allocations for Income Tax (But Not Book Capital Account) Purposes..............................      32
9.15     Basis Adjustment........................................................................................      33
9.16     Debt Allocations........................................................................................      33
9.17     Tax Distributions.......................................................................................      33

                                                     ARTICLE X.
                                      TRANSFERABILITY OF MEMBERSHIP INTERESTS

10.1     Transfers of Membership Interests.......................................................................      34
10.2     Exempt Transfers........................................................................................      34
10.3     Prohibited Transfers....................................................................................      34
10.4     Admission of Transferee as Member.......................................................................      35
10.5     Rights of Assignees.....................................................................................      35
10.6     Withdrawal of Member upon Transfer of Entire Interest...................................................      35
10.7     No Withdrawals, Resignations or Removals................................................................      35
10.8     Indemnification.........................................................................................      35
10.9     Pre-emptive Rights......................................................................................      36
10.10    Right of First Refusal..................................................................................      36
10.11    Drag-Along Rights.......................................................................................      38
10.12    Tag-Along Rights........................................................................................      39
10.13    Terms of Participation..................................................................................      40
10.14    Unit Legend.............................................................................................      40

                                                    ARTICLE XI.
                                            DISSOLUTION AND TERMINATION

11.1     Dissolution.............................................................................................      41
11.2     Effect of Dissolution...................................................................................      41
11.3     Winding Up, Liquidation and Distribution of Assets......................................................      41
11.4     Filing or Recording Statements..........................................................................      42
11.5     Return of Contribution, Nonrecourse to Other Members....................................................      42

                                                    ARTICLE XII.
                                              MISCELLANEOUS PROVISIONS

12.1     Notice..................................................................................................      43
12.2     Books of Account and Records............................................................................      43
12.3     Delivery of Financial Statements........................................................................      43
12.4     Application of Law......................................................................................      44
12.5     Waiver of Action for Partition..........................................................................      44
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                          TABLE OF CONTENTS - CONTINUED

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
12.6     Amendments..............................................................................................      44
12.7     Execution of Additional Instruments.....................................................................      45
12.8     Construction; Reference to "days".......................................................................      45
12.9     Effect of Inconsistencies with the Act..................................................................      45
12.10    Waivers.................................................................................................      45
12.11    Rights and Remedies Cumulative..........................................................................      45
12.12    Severability............................................................................................      45
12.13    Heirs, Successors and Assigns...........................................................................      46
12.14    Creditors...............................................................................................      46
12.15    Counterparts............................................................................................      46
12.16    Power of Attorney.......................................................................................      46
12.17    Investment Representations..............................................................................      46
12.18    Representations and Warranties..........................................................................      47
12.19    Confidentiality,........................................................................................      49
12.20    Assumption of Obligations...............................................................................      49

Exhibit A - Member Capital Contributions, Units and Sharing Ratios Exhibit B - Form of PCA Proxy

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PCAA PARENT, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

            THE LIMITED LIABILITY COMPANY INTERESTS DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

            THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into and effective this 30th day of September, 2003 (the "Agreement"), by and among the Company and each of the Persons whose names appear on EXHIBIT A and whose signatures appear on the signature page hereof (the "Initial Members"). In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Initial Members, each other Person who shall hereinafter execute this Agreement as a Member of the Company (the Initial Members and all such other Persons collectively the "Members") and the Company hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

            "1933 Act" shall have the meaning set forth in Section 10.14.

            "ACI" shall mean Alex Chaves, Inc., a California corporation.

            "Act" shall mean the Delaware Limited Liability Company Act, as amended.

            "Additional Members" shall have the meaning set forth in Section 8.5(d) of this Agreement.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes

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of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, an "Affiliate" shall mean: (i) as to any Entity: (x) any officer, director, manager, trustee or general partner of such Entity, (y) any individual natural person or other Entity owning or otherwise controlling 50% or more of the outstanding voting or other equity interests of such first Entity, or (z) any officer, director, manager, trustee or general partner of any Entity described in the preceding clause (y); and (ii) as to any natural person, any Entity of which that natural person is an officer, director, manager or general partner of which that natural person owns or otherwise controls 50% or more of the outstanding voting or other equity interests.

            "Agreement" shall mean this Limited Liability Company Agreement, as the same may be amended from time to time.

            "ARE" shall mean ARE Holdings, LLC, a Delaware limited liability company.

            "Appraiser" shall have the meaning set forth in Section 5.5(c) of this Agreement.

            "Assumed Tax Rate" shall mean 46%.

            "Atlas" shall mean Atlas Superpark Ltd., a Texas limited partnership.

            "Board" shall have the meaning set forth in Section 4.1 of this Agreement.

            "Board Members" shall have the meaning set forth in Section 4.1 of this Agreement.

            "Capital Account" as of any given date, shall mean the Capital Account of each Member as described in Section 8.3 of this Agreement and maintained to such date in accordance with this Agreement.

            "Capital Contribution" shall mean, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company with respect to the Membership Interest held by such Member.

            "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Delaware Secretary of the State as the same may be amended from time to time.

            "Change of Control Transaction" shall mean the merger or conversion of the Company, or a sale or other disposition of assets of the Company, or sale or other disposition of Membership Interests, or other transaction pursuant to which a Person or Persons acquire all or substantially all of the assets of, or Membership Interests in, the Company in a single or series of related transactions, including without limitation, a merger or conversion of the Company into a corporation or other Entity, whether or not such corporation or other Entity has the same owners as the Company and whether or not additional capital is contributed to such corporation or other Entity.

            "Chaves Group" shall mean the PCA Group, ACI, PCA, Parking Company America Universal, Inc., Parking Company America Valet, Inc., Parking Company America L.A., Inc., Alex Chaves, Alex Martin Chaves, Eric Chaves, Renee Chaves-Valdes, Helen Mouat, Gerald Diduck, the Grantor Trusts, all other persons owning less than two percent of any of the above entities as of the date hereof, and any trust established for estate planning purposes for the benefit of such persons or his or her spouse, descendents or siblings, such Person's respective heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

            "Closing Date" shall mean October 1, 2003.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Company" shall mean PCAA Parent, LLC.

            "Company Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(d).

            "Company Property" shall mean all assets (real or personal, tangible or intangible, including cash) of the Company, including interests in, and assets of, any direct or indirect subsidiary of the Company.

            "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the Fiscal Year, after giving effect to the following adjustments:

            (a) credit to such Capital Account the amount, if any, which such Member is obligated to restore pursuant to the next to last sentence of Regulations Section 1.7042(g)(1) and (i)(5), after taking into account any changes as of the end of the Fiscal Year in the Company Minimum Gain and Member Minimum Gain; and

            (b) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            This definition of Deficit Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "Depreciation" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that (1) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes at the beginning of a Fiscal Year and which difference is being eliminated in accordance with Section 9.14 of this Agreement, Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year pursuant to Section 9.14 of this Agreement, and (2) with respect to any other asset whose Gross Asset Value differs from its adjusted tax basis at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

            "Distributable Cash" shall mean all cash, whether revenues or other funds, received by the Company, less the sum of the following, without duplication, to the extent paid or set aside by the Company: (i) all mandatory principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) Reserves.

            "Distribution" shall mean distributions in accordance with Section
9.5 of this Agreement. "Distribute" and "Distributed" shall have correlative meanings.

            "Draft Election" shall have the meaning set forth in Section 9.12(c) of this Agreement.

            "Draft Form 1065" shall have the meaning set forth in Section 9.12(b) of this Agreement.

            "Drag-Along Notice" shall have the meaning set forth in Section 10.11(b) of this Agreement.

            "Economic Interest" shall mean a Person's share of one or more of the Profits, Losses and Distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members.

            "Encumbrance" shall mean any pledge, collateral assignment, grant of a security interest, mortgage or other lien or encumbrance.

            "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

            "Exempt Transfer" shall have the meaning set forth in Section 10.2(c) of this Agreement.

            "First Offer Notice" shall have the meaning set forth in Section 10.9(a) of this Agreement.

            "Fiscal Year" shall mean the accounting year ending December 31 of each calendar year.

            "Fully Exercising Member" shall have the meaning set forth in
Section 10.9(c) of this Agreement.

            "GAAP" shall have the meaning set forth in Section 12.3(a) of this Agreement.

            "GIF A" shall mean Macquarie Global Infrastructure Fund A.

            "GIF B" shall mean Macquarie Global Infrastructure Fund B.

            "Gift" shall mean a gift, bequest or other transfer for no consideration, whether or not by operation of law, except in the case of bankruptcy.

            "Grantor Trusts" shall mean the following Chaves 1998 Irrevocable Trusts, dated May 8, 1998: Trust I (Alex Martin Chaves, Trustee), Trust II (Renee Doreen Chaves Valdes, Trustee) and Trust III ( Eric Joseph Chaves, Trustee).

            "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as determined by the contributing Member and the Manager, provided that, if the contributing Member is the Manager, or an Affiliate of the Manager, the fair market value shall be subject to the valuation process set forth in Section (f) of this definition if any Member objects to the fair market value as established by the Manager;

            (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager as of the following times: (i) the acquisition of an additional interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Manager reasonably determines in good faith that such adjustments are necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

            (c) The Gross Asset Value of any Company asset Distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as reasonably determined by the distributee and the Manager, provided that, if the distributee is the Manager or any Affiliate of the Manager, the determination of the fair market value shall be subject to the valuation process set forth in Section (f) of this definition if any Member objects to the fair market value as established by the Manager;

            (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section
      8.3 of this Agreement and paragraph (g) under the definition of Profits and Losses in this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) of this definition to the extent

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      that the Manager reasonably determines in good faith that an adjustment pursuant to paragraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

            (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (b) or (d) of this definition, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            (f) In the event that a Member objects to the fair market value established by the Manager pursuant to this definition of Gross Asset Value of any property contributed to the Company by the Manager or an Affiliate of the Manager, the fair market value of such property shall be determined by an appraisal conducted by an Appraiser selected by the Manager and acceptable to the objecting Member (whose approval shall not be unreasonably withheld or delayed) and whose decision, in the absence of fraud, shall be final, conclusive and binding on the parties. The Manager shall appoint the Appraiser on behalf of the Company in accordance with this Section (f) of this definition of Gross Asset Value within five business days. Any Appraiser appointed in accordance with this Section (f) of this definition of Gross Asset Value shall make its determination of fair market value within 30 days of its appointment. The Appraiser thus selected shall determine the fair market value of the relevant property by using any reasonable valuation methodology. The fees and expenses of the Appraiser shall be paid one-half by the Company and one-half by the objecting Member.

            "Initial Members" shall have the meaning set forth in the Preamble.

            "Loan Agreement" shall mean that certain Loan Agreement among PCAA, PCAA Phoenix, PCA Airports, Ltd., and GMAC Commercial Mortgage Corporation, dated October 1, 2003.

            "Majority Interest" shall mean one or more Membership Interests which taken together exceed 50% of the aggregate of all Sharing Ratios.

            "Majority Member" shall have the meaning set forth in Section 10.11(a) of this Agreement.

            "Manager" shall mean any Person selected as the Manager in accordance with Section 5.2 of this Agreement, in that capacity, and any successor thereto.

            "Member" shall mean each of the parties who executes a counterpart of this Agreement as an Initial Member, Additional Member or Substitute Member.

            "Member Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a "nonrecourse liability" (as defined in Regulations Section 1.704-2(b)(3)), determined in accordance with Regulations Section 1.704-2(i)(3).

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

            "Member Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

            "Member Offerees" shall have the meaning set forth in Section 10.10(a) of this Agreement.

            "Membership Interest" shall mean a Member's entire interest, including its Economic Interest, in the Company, as measured in Units, and such other interests, rights and privileges that the Member may enjoy by being a Member, including without limitation the right to vote on certain matters and to receive information concerning the business and affairs of the Company.

            "Option Notice" shall have the meaning set forth in Section 10.10(b) of this Agreement.

            "PCA" shall mean PCA Parking Company of America, LLC, a Delaware limited liability company.

            "PCAA" shall mean Parking Company of America Airports, LLC, a Delaware limited liability company.

            "PCAA GP" shall mean PCAA GP, LLC, a Delaware limited liability company.

            "PCAA LP" shall mean PCAA LP, LLC, a Delaware limited liability company.

            "PCAA Phoenix" shall mean Parking Company of America Airports Phoenix, LLC, a Delaware limited liability company.

            "PCAAH Member" shall mean Parking Company of America Airports Holdings, LLC, a Delaware limited liability company.

            "PCA Board Member" shall have the meaning set forth in Section 4.2(a)(1) of this Agreement.

            "PCA Group" shall mean ARE, Atlas, PCAM, and their respective successors and assigns that are members of the Chaves Group.

            "PCA Group Members" shall mean the members of the PCA Group.

            "PCA Observers" shall have the meaning set forth in Section 4.3 of this Agreement.

            "PCA Proxy" shall have the meaning set forth in Section 7.9(b) of this Agreement.

            "PCAM" shall mean Parking Company of America Management, LLC, a Delaware limited liability company.

            "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such "Person" where the context so permits.

            "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's net taxable income or loss for such Fiscal Year, determined in accordance Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

            (a) Any items of income, gain, loss and deduction allocated to Members pursuant to Sections 9.2, 9.3, or 9.4 of this Agreement shall not be taken into account in computing Profits or Losses;

            (b) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss;

            (c) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be subtracted from such taxable income or loss;

            (d) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Profits and Losses;

            (e) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

            (f) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

            (g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

            "Regulations" shall mean the Income Tax Regulations, including temporary and final regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Regulatory Allocations" shall have the meaning set forth in Section
9.3 of this Agreement.

            "Relevant Distribution Period" shall mean, with respect to a Distribution made pursuant to Section 9.17(a) of this Agreement, the twelve-month period that ends on the 31st day of March in the year following the Fiscal Year with respect to which such Distribution is required to be made.

            "Reserves" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital and for payment of taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

            "Restricted Securities" shall have the meaning set forth in Section
10.14 of this Agreement.

            "Sale", "Sell", or "Sold" shall mean a sale, assignment, exchange or other transfer for consideration, including but not limited to by virtue of any sale or exchange of a controlling interest in the owner, but shall exclude a transfer by an entity to its owners upon a liquidation of that entity.

            "Sale Notice" shall have the meaning set forth in Section 10.13 of this Agreement.

            "Securities Acts" shall have the meaning set forth in Section 12.17 of this Agreement.

            "Selling Member" shall have the meaning set forth in Section 10.10(a) of this Agreement.

            "Sharing Ratio", with respect to any Member, shall be equal to the ratio determined by dividing the number of Units held by such Member by the total number of outstanding Units. The initial Sharing Ratios of the Members are set forth on EXHIBIT A.

            "State Acts" shall have the meaning set forth in the legend preceding Article I.

            "Substitute Member" shall mean any Person admitted as a Member in accordance with Section 10.4 of this Agreement.

            "Tag-Along Notice" shall have the meaning set forth in Section 10.12(a) of this Agreement.

            "Tax Return" shall mean any return, report or similar statement (including any attached schedules) required to be filed with respect to any federal, state, local or foreign income, franchise, property, sales, use, employment, withholding, transfer, excise or other tax imposed by any governmental authority. A Tax Return shall include, without limitation, any information return, claim for refund, amended return or declaration or estimated tax.

            "TMP" shall have the meaning set forth in Section 9.13 of this Agreement.

            "Transfer" shall mean any Sale, Encumbrance or Gift.

            "Units" shall have the meaning set forth in Section 8.5(d) of this Agreement.

                                   ARTICLE II.
                              FORMATION OF COMPANY

            2.1 FORMATION. On August 20, 2003, the Company was organized pursuant to the Act by executing and delivering the Certificate of Formation to the Delaware Secretary of State in accordance with and pursuant to the Act. The Company and the Members hereby forever discharge the organizer from any liability or obligation to the Members, and the organizer shall be indemnified by the Company and the Members from and against any expense or liability actually incurred by the organizer, by reason of having been the organizer of the Company.

            2.2 NAME. The name of the Company is PCAA Parent, LLC. The Company shall conduct its business under that name or, upon compliance with applicable laws, any other name that the Board deems appropriate or advisable. Fictitious business name statements shall be filed and published when and if the Manager determines it necessary. Any such statement shall be renewed as required by applicable law.

            2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be the Company's registered office in Delaware. The Company may locate its place or places of business at any other place or places as the Board may from time to time deem advisable.

            2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office in the State of Delaware and the name of the registered agent at such address shall be as set forth in the Certificate of Formation. The registered office and registered agent may be changed from time to time with the approval of the Board by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

            2.5 TERM. The Company shall continue in existence until it terminates in accordance with the provisions of this Agreement or the Act.

            2.6 INITIAL MEMBERS. The names and addresses of the Initial Members of the Company are listed in EXHIBIT A.

                                  ARTICLE III.
                    PURPOSE AND PERMITTED BUSINESS OF COMPANY

            3.1 PURPOSE. The purpose of the Company shall be solely to hold the equity interests in PCAA, PCAA Phoenix, PCAA GP and PCAA LP. The Company shall not engage in any other business or activity and shall not acquire or own any other assets; provided, however, that the Company may engage in such other activities incidentally or directly related to, and in furtherance of, the foregoing business as may be necessary, advisable or appropriate, as determined by the Manager.

                                   ARTICLE IV.
                                   GOVERNANCE

            4.1 ESTABLISHMENT OF BOARD. Subject to Section 4.7 and to the provisions of this Agreement relating to actions required to be approved by the Members or one or more specified Members, the business and affairs of the Company shall be managed by or under the direction of a committee of managers comprised of natural persons (the "Board" and the members of the Board, the "Board Members"). The Board Members shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Board Member who so performs the duties of a Board Member shall not have any liability by reason of being or having been a Board Member.

            4.2   NUMBER AND ELECTION OF BOARD MEMBERS; TERM OF OFFICE.

            (a) The authorized number of Board Members shall initially be five. The number of Board Members shall be fixed from time to time by the affirmative vote or written consent of a Majority Interest, provided that in no instance shall there be less than one Board Member. Board Members shall be elected by the affirmative vote or written consent of the Members, as follows:

            (1) The PCA Group will have the right to elect one Board Member (the "PCA Board Member") so long as the members of the PCA Group:

                  (a) Have not Sold any of their Units other than to members of the Chaves Group and members of the Chaves Group continue to hold all of the Units issued to the PCA Group on the Closing Date; or

                  (b) Have Sold Units to persons that are not members of the Chaves Group, but members of the Chaves Group continue to own at least ten percent of the Units then outstanding; provided, however, that sales to persons other than members of the Chaves Group made pursuant to Section 10.11 of this Agreement shall be disregarded for purposes of this Section 4.2(a)(1)(b).

            (2) The remaining Board Members shall be elected by the affirmative vote or written consent of a Majority Interest excluding, for this purpose only, the vote or consent of the PCA Group, which will have no right to participate in the election or designation of the remaining Board Members so long as the PCA Group is entitled to elect or designate the PCA Board Member.

            (b) The Board Members shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

            (c) The Members may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Board Member (other than the PCA Board Member) and fill such vacancy. Vacancies caused by such removal, and not filled by the Members at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Board Member (other than the PCA Board Member) for any reason, and any newly created position on the Board resulting from any increase in the authorized number of Board Members, may be filled by the affirmative vote of a majority of the Board Members then in office (including the PCA Board Member, and in the case of resignation, the Board Member so resigning), although less than a quorum, and any such vacancy or newly created position of the Board shall hold office until the successor is elected and qualified or until such newly appointed Board Member's earlier resignation or removal.

            (d) A PCA Board Member may be removed from office with or without cause at any time by the affirmative vote or written consent of a majority of the PCA Group Sharing Ratios, or upon termination of the PCA Group's right to elect the PCA Board Member, by a Majority Interest. Any vacancy caused by such removal, or any vacancy caused by the death or resignation of any PCA Board Member, for any reason, may be filled by the affirmative vote or written of a majority of the PCA Group Sharing Ratios, or upon termination of the PCA Group's right to elect the PCA Board Member, by a Majority Interest. Any such PCA Board Member elected to fill a vacancy shall hold office until his or her successor is elected and qualified or until such newly appointed PCA Board Member's earlier resignation or removal.

            (e) The PCA Group shall designate the PCA Board Member by written consent signed by each Member of the PCA Group. The Company and the Members (other than the PCA Group Members) shall (i) be entitled to conclusively rely upon the currently appointed PCA Board Member with respect to matters concerning the PCA Group until delivery of an current written consent signed by each Member of the PCA Group designating a new or different person to act as the PCA Board Member; (ii) and shall not be liable to any of the PCA Group Members in the event of internal governance disputes, contradictory directions or conflicting claims to the election or appointment of the PCA Board Member.

            4.3 OBSERVER RIGHTS. So long as the PCA Group retains the right to elect the PCA Board Member the PCA Group shall be entitled to appoint two Board observers (the "PCA Observers"). The PCA Observers shall have the right to receive notice of and to attend and participate in all Board meetings as observers, but shall not have the right to vote on any action taken by the Board. Each PCA Observer must execute an agreement to maintain the confidentiality of the Company's business and financial affairs as a condition to attending the Board meetings.

            4.4 MEETINGS OF THE BOARD. The Board shall meet at such time and at such place as the Board may designate; provided that the Board shall meet not less than four times in any 12-month period. No regular or special meeting shall be conducted without the attendance of a least one of the Board Members other than that Board Member designated by the PCA Group Members. Special meetings of the Board shall be held on the call of any two Board Members upon at least 45 days' (if the meeting is to be held in person) or two days' (if the meeting is to be held by videoconference or telephone communications) oral or written notice to the Board Members, or upon such shorter notice as may be approved by all Board Members. Any Board Member may waive such notice as to himself or herself. A record shall be maintained of meetings of the Board.

            (a) Any meeting of the Board may be held in person, by videoconference or telephonically.

            (b) A majority of the Board Members who are then in office shall constitute a quorum of the Board for purposes of conducting business.

            (c) Except to the extent that this Agreement expressly requires the approval of the PCA Board Member or all Board Members, every act or decision done or made by a majority of the Board Members present at a meeting duly held at which a quorum is present is the act of the Board.

            4.5 UNANIMOUS WRITTEN CONSENT. Unless otherwise prohibited by law, any action to be taken at any meeting of the Board, or by any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing and the writing(s) are filed with the minutes of the proceedings of the Board or committee.

            4.6 DIRECTOR INDEMNIFICATION. A Board Member shall be entitled to indemnification by the Company as set forth in Section 5.8 of the Agreement.

            4.7 CERTAIN LIMITATIONS ON THE COMPANY. Notwithstanding any other provision of this Agreement, the Board Members and the Manager:

            (a) shall cause the Company to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization;

            (b) shall not permit the Company to merge or consolidate with any other Person;

            (c) shall not permit the Company to take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure, transfer, or permit the direct or indirect transfer of, any partnership, membership or other equity interests, as applicable, other than Permitted Transfers (as defined in the Loan Agreement); or seek to accomplish any of the foregoing;

            (d) for so long as the Loan (as defined in the Loan Agreement) is outstanding, shall not permit the Company to amend or restate its organizational documents to amend this Section 4.7;

            (e) shall not permit the Company to own any subsidiary or make any investment in any other Person other than PCAA, PCAA Phoenix, LLC, PCAA GP and PCAA LP;

            (f) shall not permit the Company to commingle its assets with the assets of any other Person;

            (g) shall cause the Company to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

            (h) shall cause the Company to only enter into any contract or agreement with any member, principal or affiliate of any of PCAA, PCAA Phoenix or PCAA GP, or any Affiliate thereof, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

            (i) shall not permit the Company to maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (j) shall not permit the Company to assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

            (k) shall not permit the Company to make any loans or advances to any other Person;

            (l) shall cause the Company to file its own tax returns as required under federal and state law;

            (m) shall cause the Company to hold itself out to the public as a legal entity separate and distinct from any other Person, shall conduct its business solely in its own name, and shall correct any known misunderstanding regarding its separate identity;

            (n) shall cause the Company to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (o) shall cause the Company to allocate shared expenses (including, without limitation, shared office space) and to use separate stationery, invoices and checks;

            (p) shall cause the Company to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds; and

            (q) shall not permit the Company to acquire obligations or securities of its Members.

                                   ARTICLE V.
                          RIGHTS AND DUTIES OF MANAGER

            5.1 MANAGEMENT. The business and affairs of the Company shall be managed by its Manager under the supervision of the Board. Subject to Section
4.7 and except for situations in which the approval of the Members and/or Board is expressly required by this Agreement or by non-waivable provisions of applicable law and subject to Sections 5.4 and 5.5 of this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts and activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Manager, unless the approval of more than one Manager is expressly required pursuant to this Agreement or the Act. Unless authorized to do so by this Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

            5.2 NUMBER, TENURE AND APPOINTMENT. The Company shall initially have one Manager. The number of Managers shall be fixed from time to time by the Board. Each Manager shall hold office until such Manager resigns pursuant to
Section 5.9 of this Agreement or is removed pursuant to Section 5.10 of this Agreement. All Managers shall be appointed by the Board. The initial Manager of the Company shall be the PCAAH Member. The Company shall give notice of the resignation or appointment of a Manager or a change in the number of Managers to the Members within 30 days of such event in the manner provided in Section 12.1 of this Agreement.

            5.3 CERTAIN POWERS OF MANAGER. Subject to the limitations of Sections 4.7, 5.4 and 5.5 of this Agreement, the Manager shall have power and authority to cause the Company:

            (a) To acquire property from any Person as the Manager may determine. The fact that the Manager or a Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Manager from dealing with that Person;

            (b) To borrow money from banks, other lending institutions, the Manager, Members, or Affiliates of the Manager or Members on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in Company Property to secure repayment of the borrowed sums;

            (c) To purchase liability and other insurance to protect the Company's property and business;

            (d) To hold and own any Company real and/or personal properties in the name of the Company;

            (e) To invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

            (f) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of Company Property; assignments; bills of sale; leases; partnership agreements, operating (or limited liability company) agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Manager, to the conduct of the business of the Company;

            (g) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

            (h) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Manager may approve;

            (i) To execute and file such other instruments, documents and certificates which may from time to time be required by the laws of the Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid existence of the Company; and

            (j) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

            5.4 LIMITATION ON MANAGER'S AUTHORITY. Subject to Section 4.7 and notwithstanding any other provision of this Agreement, the Manager shall not cause or permit the Company to take any of the following actions without first obtaining the affirmative vote or written consent of the Board:

            (a) Purchase or otherwise acquire (including by lease), or sell, exchange, or otherwise dispose of, any real property or any part thereof or any interest therein;

            (b) Mortgage, grant a deed of trust on or a security interest in, pledge or otherwise encumber any real property or other property and assets owned by the Company, or any part thereof or interest therein;

            (c) Borrow money from any party (in one or a series of related transactions) in an amount that exceeds $1,000,000, or issue evidences of indebtedness in connection with any borrowing, or amend or otherwise change the terms of, or extend the time for the payment of any indebtedness or other monetary obligation of the Company in excess of such amount;

            (d) Make any advance, loan or other extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any third party, or create, incur, assume or suffer to exist any guarantee or obligation in connection with any third party's debt;

            (e) Issue or enter into any agreement providing for the issuance (contingent or otherwise) of any additional Units or other equity securities of the Company, or make any call for additional Capital Contributions;

            (f)   Enter into any Change of Control Transaction;

            (g) Engage in any material transaction not in the ordinary course of business or make any capital expenditure materially in excess of the amounts budgeted by the Company;

            (h) Enter into any material transaction with Members or Affiliates of the Members;

            (i) Appoint any Company officers and/or determine such officers' respective powers and duties;

            (j) Change the Company's form of organization or tax status such that the Company is no longer an entity treated as a partnership for federal income tax purposes unless otherwise requested by the PCA Board Member, in which case the Manager shall present such request to the Board for consent, such consent not to be unreasonably withheld or delayed; or

            (k) Take any action as to which the approval of the Board is expressly required by any other provision of this Agreement.

            5.5 VETO RIGHTS OF THE PCA GROUP. At any time the PCA Group is entitled to elect the PCA Board Member, the Company shall not:

            (a) Subject to the further restrictions set forth in Section 8.6, enter into or agree to enter into any transaction (or series of related transactions) with the PCAAH Member or an Affiliate of the PCAAH Member that involves the payment or receipt by the Company of $1,000,000 or more (whether or not such related transaction is included in the Company's budget) unless (i) such transaction is entered into in good faith on an arm's length basis, and (ii) the affirmative vote or written consent of the PCA Board Member is obtained, such consent not to be unreasonably withheld or delayed provided, however, that if the Manager obtains a written opinion from an independent Appraiser that the proposed transaction is on an arm's length basis, it shall not be reasonable to withhold or delay consent;

            (b) At any time prior to the fifth anniversary of this Agreement, change the Company's form of organization or tax status such that the Company is no longer an entity treated as a partnership for federal income tax purposes, unless the affirmative vote or written consent of the PCA Board Member is obtained, such consent not to be unreasonably withheld or delayed;

            (c) Issue, or offer or enter into any agreement providing for the issuance or offering (contingent or otherwise) of, any additional Units, at a price that is less than the fair market value of such Units at the time of issuance without the affirmative vote or written consent of the PCA Board Member. For purposes of this Section 5.5(c), the fair market value of a Unit shall be such amount as is determined by a majority of the Board Members, provided, however, that in the event that the PCA Board Member disagrees with the Board's determination of the fair market value of the Units to be issued or offered, the Board shall select an accounting firm, independent investment banking or appraisal firm of recognized national standing (the "Appraiser") that is acceptable to the PCA Group (whose approval shall not be unreasonably withheld or delayed) to determine the fair market value of the Units proposed to be issued or offered and whose decision shall be final and binding on the Company and all Members. The Board shall appoint, on behalf of the Company, the Appraiser in accordance with this Section 5.5(c) within five business days. The Appraiser shall make its determination of fair market value within 30 days of its appointment. The fees and expenses of the Appraiser shall be paid one-half by the Company and one-half by the PCA Group; or

            (d) Enter into or agree to enter into any transaction obligating it to pay a management fee to the PCAAH Member or any Affiliate of the PCAAH Member for performing the duties of Manager pursuant to this Agreement.

            5.6   LIABILITY FOR CERTAIN ACTS.

            (a) The Manager does not, in any way, guarantee the return of Capital Contributions or a profit for the Members from the operations of the Company.

            (b) The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member (or successor thereto), except to the extent, if any, that the loss or damage shall have been the result of gross negligence, fraud, deceit, reckless or willful misconduct, knowing violation of law or intentional breach of this Agreement. The Manager's liability under this Section and as TMP under Section 9.13 of this Agreement shall be limited to the assets of the Manager, including its interest in the Company.

            5.7 BANK ACCOUNTS. The Manager may from time to time open bank accounts in the name of the Company and shall be the sole signatory thereon unless the Manager determines otherwise.

            5.8   INDEMNITY OF THE BOARD, MANAGER, EMPLOYEES AND OTHER AGENTS.

            (a) The Company shall fully, unconditionally and irrevocably defend, indemnify and hold harmless the Manager and any Board Member against any loss or liability incurred by the Manager or Board Member, in connection with any claim, demand, action, suit or proceeding brought or made against the Manager or Board Member by reason of the fact that the Manager or Board Member is or was a Manager or Board Member, and make advances for expenses incurred by the Manager or Board Member in connection therewith to the maximum extent permitted under the Act, except, in the case of the Manager, to the extent the claim for which indemnification is sought results from an act or omission for which the Manager may be held liable to the Company or a Member under Section 5.6(b).

            (b) The Company shall indemnify its employees and other agents who are not Managers or Board Members who are parties or are threatened to be made parties to actions, suits or proceedings by reason of the fact that such Persons provided services to the Company, to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by Members owning a Majority Interest.

            (c) Expenses (including legal fees and expenses) incurred by a Manager or Board Member in defending any claim, demand, action, suit or proceeding subject to Section 5.8(a) of this Agreement shall be paid by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by on behalf of the Manager or Board Member to repay such amount if it shall ultimately be finally determined by a court of competent jurisdiction and not subject to appeal, that the Manager or Board Member is not entitled to be indemnified by the Company as authorized hereunder.

            (d) The termination of any proceeding by judgment or settlement, shall not, of itself, create a presumption that the Manager or Board Member acted in bad faith or that the Manager's or Board Member's conduct was grossly negligent or constituted willful misconduct or a violation of securities law.

            (e) The Company may purchase and maintain liability insurance for any and all persons eligible for relief under this Section 5.8, as deemed appropriate by the Manager and/or Board.

            5.9 RESIGNATION. The Manager may resign at any time by giving written notice to the Board. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member.

            5.10 REMOVAL. The Board may remove the Manager at any time with or without cause. The removal of a Manager who is also a Member shall not affect such Person's rights as a Member and shall not constitute a withdrawal of a Member.

            5.11 COMPENSATION, REIMBURSEMENT, ORGANIZATION EXPENSES. The Manager shall not be entitled to compensation from the Company for services rendered to the Company as such. Upon the submission of appropriate documentation the Manager shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred on behalf, or at the request, of the Company.

            5.12  RIGHT TO RELY ON THE MANAGER.

            (a) Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

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

            (1)   The identity of any Manager or Member;

            (2) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts on behalf of the Company by the Manager or which are in any other manner germane to the affairs of the Company;

            (3) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

            (4) Any act or failure to act by the Company or any other matter whatsoever involving the Company or the Manager.

            5.13 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Manager shall cause each officer and employee of, and each consultant to the Company or any Company subsidiary with access to material confidential or proprietary information of the Company to enter into a proprietary information and inventions agreement. The Company may not disclose any material proprietary or confidential information to any current or future employee, officer or consultant of the Company unless and until such person executes the proprietary information and inventions agreement.

                                   ARTICLE VI.
                        RIGHTS AND OBLIGATIONS OF MEMBERS

            6.1 LIMITATION OF LIABILITY. Except as otherwise provided by the non-waivable provisions of the Act and by this Agreement, no Member shall be liable for an obligation of the Company solely by reason of being or acting as a Member.

            6.2 LIST OF MEMBERS. Upon written request of any Member made in good faith and for a purpose reasonably related to the Member's rights as Member under this Agreement (which reason shall be set forth in the written request), the Manager shall provide a list showing the names, addresses and Membership Interests of all Members.

            6.3 NO AGENCY AUTHORITY. Except as expressly provided in this Agreement, the Members (in their capacity as Members) shall have no agency authority on behalf of the Company.

            6.4 COMPANY BOOKS. In accordance with Section 9.11 of this Agreement, the Manager shall maintain and preserve, during the term of the Company, and for five years after dissolution, all accounts, books and other records of the Company's business. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

            6.5 PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided in Article IX, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or Distributions; provided, however, that this Section 6.5 shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

            6.6   COMPETING ACTIVITIES.

            (a)   Except to the extent otherwise provided in this Section 6.6 or
Article X of this Agreement, the Manager shall have no exclusive duty to act on behalf of the Company, and the Manager and each Member may have business interests other than their investments in the Company and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Manager or Member shall have any right, except as provided in this Agreement, to share or participate in any other investments or activities of any other Manager or Member. Neither any Manager nor any Member shall incur any liability to the Company or to any of the Members or the Manager as a result of engaging in any other business or venture, if and as long as such other activities are conducted in accordance with the terms of this Agreement.

            (b) Notwithstanding Section 6.6(a), each Member shall be obligated to present to the Company any investment or business opportunity located within North America consistent with the on or off-site airport parking business of the Company's subsidiaries, including, without limitation, any opportunity to buy airport parking facilities or enter into a long term lease with respect to airport parking facilities, that may be presented or otherwise made available to such Member or any of such Member's Affiliates; provided, however, that no Member shall be obligated to present any airport parking management opportunity to the Company. Neither the Manager nor any Member shall have any right to hold any such investment or business opportunity (or any prospective economic advantage related thereto), directly or indirectly, for the account of such Member or any of its Affiliates, or to recommend such opportunity to Persons other than the Company, unless and until the Company by affirmative vote or written consent of the Board shall have determined not to pursue such opportunity.

                                  ARTICLE VII.
                         ACTIONS AND MEETINGS OF MEMBERS

            7.1 ACTION OF MEMBERS. Unless otherwise required in this Agreement, actions and consents of the Members may be communicated or reflected orally, electronically or in writing, and no action need be taken at a formal meeting. Members may, but are not required to, meet from time to time in accordance with the provisions of this Article. Any consent required to be in writing may be evidenced by separate written counterparts. Any action of the Members shall be effective when a sufficient number of Members to take such action communicate their consent to the action in writing to the Manager.

            7.2 NO REQUIRED MEETINGS. The Members may but shall not be required to hold any annual, periodic or other formal meetings. However, meetings of the Members may be called by any Manager or by any Member or Members holding, in the aggregate, Sharing Ratios of at least ten percent of the then outstanding Units; provided, however, that no Member shall call, or be entitled to call, any meeting for any nonsignificant or frivolous purposes.

            7.3 PLACE OF MEETINGS. The Member or Members calling the meeting may designate any place within North America as the place of meeting for any meeting of the

Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company.

            7.4 NOTICE OF MEETINGS. Except as provided in Section 7.5 of this Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 50 days before the date of the meeting, by or at the direction of the Member or Members calling the meeting, to each Member entitled to vote at such meeting.

            7.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of California, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

            7.6 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 7.6, such determination shall apply to any adjournment thereof.

            7.7 QUORUM. Members holding at least a majority of the Sharing Ratios, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Sharing Ratios so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Sharing Ratios whose absence would cause less than a quorum.

            7.8 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate of Formation, or by this Agreement. Unless otherwise expressly provided herein, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Sharing Ratio, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter is approved by the Members.

            7.9   PROXIES.

            (a) At all meetings of Members a Member who is qualified to vote may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

            (b) Each PCA Group Member shall execute a proxy, in the form set forth in EXHIBIT B, appointing a natural Person who is a member of the Chaves Group as a proxy for all PCA Group Members (the "PCA Proxy") and granting the PCA Proxy the right to vote all Units held by the PCA Group Members. The PCA Proxy may only be removed or appointed by the execution by all PCA Group Members of subsequent proxies, in the form set forth in EXHIBIT B. Furthermore, the PCA Proxy may only be removed, except in the event of disability or death of the PCA Proxy, by contemporaneous appointment of a successor PCA Proxy. Each such removal and/or appointment of the PCA Proxy shall become effective only upon receipt by the Company of written notice from each of the PCA Group Members in accordance with the notice provisions set forth in Section 12.1 of this Agreement taking action to remove the then existing PCA Proxy and/or appoint a new PCA Proxy. In the event of the death or disability of the PCA Proxy, the PCA Group Members shall appoint a successor PCA Proxy within 30 days of such person's death or disability. The Company and the Members (other than the PCA Group Members) shall (i) be entitled to conclusively rely upon each vote or consent taken by the PCA Proxy with respect to all matters concerning the Units held by the PCA Group, and (ii) shall not be liable to any of the PCA Group Members in the event of internal governance disputes, contradictory directions or conflicting claims to the appointment of the PCA Proxy. All rights of the PCA Group and the PCA Group Members set forth in this Agreement shall be exercised by the PCA Proxy. All notice and reporting obligations of the Company, the Manager, the Board and the Members pursuant to this Agreement shall be fulfilled with respect to the PCA Group Members by notice or reporting, as appropriate, to the PCA Proxy. The PCA Proxy shall be fully entitled to disclose any and all information received, and distribute any and all documents obtained from and delivered by the Company to each member of the Chaves Group without being deemed in violation of any confidentiality or non-disclosure provisions.

            7.10 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by Members holding sufficient Sharing Ratios, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Members. Action taken under this Section 7.10 is effective when Members with the requisite Sharing Ratios have signed the consent or approval, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. In the event any Member action is taken on a less than unanimous basis, prompt notice of such action shall be given to all Members in the manner set forth in Section 12.1 of this Agreement.

            7.11 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VIII.
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

            8.1 MEMBERS' INITIAL CAPITAL ACCOUNTS. The Capital Account of each Initial Member shall be credited with such amounts as are set forth in EXHIBIT A attached hereto.

            8.2 ADDITIONAL CONTRIBUTIONS. Except as set forth in Section 8.1 of this Agreement, no Member shall be required to make any Capital Contributions. To the extent approved by the Board, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Board determines that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions in proportion to their Sharing Ratios. In the event any Member chooses not to participate in such additional Capital Contributions, the other Members shall have the right (but not the obligation) to contribute their proportionate shares of such additional Capital Contributions. The Members' Sharing Ratios and Capital Contributions, as reflected on EXHIBIT A, shall be amended to reflect any additional Capital Contributions made pursuant to this Section 8.2.

            8.3   CAPITAL ACCOUNTS.

            (a) A separate capital account (the "Capital Account") shall be maintained by the Company for each Member. Each Member's Capital Account shall be increased by (1) the amount of cash contributed by such Member to the Company; (2) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Profits; (4) any items in the nature of income and gain which are specially allocated to the Member pursuant to Sections 9.2, 9.3 and 9.4 of this Agreement; and (5) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. Each Member's Capital Account shall be decreased by (1) the amount of cash Distributed to such Member by the Company; (2) the Gross Asset Value of property Distributed to such Member by the Company (net of liabilities secured by such Distributed property that such Member is considered to assume or take subject to under Code Section 752); (3) any items in the nature of deduction and loss that are specially allocated to the Member pursuant to Sections 9.2, 9.3 and 9.4 of this Agreement; (4) allocations to such Member of Losses; and (5) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company.

            (b) Without limiting the other rights and duties of a transferee of a Membership Interest pursuant to this Agreement, in the event of a permitted sale or exchange of a Membership Interest in the Company, (1) the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Regulations Section 1.704-1(b)(2)(iv); and (2) the transferee shall be treated as the transferor for purposes of allocations and Distributions pursuant to Article IX to the extent that such allocations and Distributions relate to the transferred Membership Interest.

            (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 8.3 is intended to comply with the requirements of Code
Section 704(b) and the Regulations promulgated thereunder. If in the opinion of the Company's tax counsel or accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.3 should be modified in order to comply with Code Section 704(b) and the Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

            (d) Upon liquidation of the Company, liquidating Distributions shall be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds shall be paid in accordance with Section 11.3 of this Agreement. The Company may offset damages for breach of this Agreement by any Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise Distributable to such Member; provided, the Company has received a final judgment by a court of competent jurisdiction which has not been stayed against such Member. Subject to
Section 8.1 of this Agreement, no Member shall have any obligation to restore all or any portion of a deficit balance in such Member's Capital Account.

            (e)   In determining the amount of any liability for purposes of
Section 8.3(a) of this Agreement, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            8.4   WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO CAPITAL.

            (a) A Member shall not receive a Distribution of any part of its Capital Contribution to the extent such Distribution would violate Sections 9.5 or 9.6 of this Agreement.

            (b) In the event a Member is entitled to receive a Distribution of any part of its Capital Contribution, the Member, irrespective of the nature of its Capital Contribution, shall have no right to demand and receive property other than cash in return for its Capital Contribution.

            8.5   CAPITALIZATION.

            (a) The respective interests of the Members in the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act shall be evidenced by the issuance to the Members of units evidenced by certificates ("Units"). The initial authorized capital of the Company will consist of

One Million Units with a stated value of One Thousand United States Dollars each. All currently authorized Units are common voting Membership Interests and it is not necessary for all currently authorized Units to be issued or outstanding. The total number of authorized Units may not be increased without the approval of Members holding a Majority Interest. Additional Units may be authorized and issued in one or more series and the holders thereof may be separated into one or more classes entitled to rights and privileges that differ from those of other series or classes. Any priority or preferential rights must be designated in an amendment to this Agreement.

            (b) Unit certificates shall be issued and every holder of Membership Interests in the Company shall be entitled to have a certificate signed in the name of the Company by the Manager or other person authorized by the Board certifying the Units owned by the Member. The Units have no preferences, qualifications, limitations, restrictions, nor any special or relative rights, including convertible rights. If future units issued by the Company are classified, or if any class has two (2) or more series, there shall appear on the certificate one of the following: (i) a statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each class or series authorized to be issued and upon the holders thereof; (ii) a summary of such rights, preferences, privileges, and restrictions with reference to the provisions of the Certificate of Formation of the Company establishing the same; or (iii) a statement setting forth the office or agency of the Company from which Members may obtain, upon request and without charge, a copy of the statement referred to in (i) above. There shall also appear on the certificate the statements required by all of the following clauses to the extent applicable: (i) the fact that the Units are subject to restrictions upon transfer; (ii) if the Units are assessable or are not fully paid, a statement that they are assessable or, on partly paid Units, the total amount of the consideration to be paid therefor and the amount paid thereon; (iii) the fact that the Units are subject to an irrevocable proxy or restrictions upon voting rights contractually imposed by the Company; (iv) the fact that the Units are redeemable; and (v) the fact the Units are convertible and the period for conversion. Any such statement or reference thereto on the face of the certificate required by this paragraph shall be conspicuous.

            (c)   In consideration of the Capital Contributions described in
Section 8.1 of this Agreement, concurrently with the execution and delivery hereof, the Company shall issue Units as set forth on EXHIBIT A hereto to the Members.

            (d) From time to time, the Company may, as approved by the Board and subject to Section 5.5 of this Agreement, issue additional Units to existing or newly admitted Members ("Additional Members") upon the making by such Members of Capital Contributions (which may be in the form of cash, contributions of property to the Company, services rendered to the Company or a promissory note or other obligation to contribute cash or property to, or to perform services for, the Company) in such amounts, if any, as the Board shall deem appropriate, based upon the needs of the Company, the net value of the Company's assets, the Company's financial condition and the benefits anticipated to be realized by the Company and the Members. EXHIBIT A shall be updated as necessary by the Manager to reflect the making of Capital Contributions by, and the issuance of Units to, the Additional Members. The Board is hereby deemed to approve, and the Company shall issue, Units in consideration of the capital contributions made pursuant to Section 8.1(b) of this Agreement.

            (e) In order that the Company may determine the Members entitled to notice of or to consent, approve or vote on any matter, or the Members or assignees exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful actions, the Manager shall cause the Company to maintain a register of the ownership of all Units of the Company. The Company and its Members and Manager shall be entitled to recognize the exclusive right of a person registered on the Company's books as the owner of Units to receive Distributions, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such Unit or Units on the part of any other Person, whether or not the Company, the Members or the Manager shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. When this Agreement is amended in any way which affects the statements contained in the certificates for outstanding Units, or when it becomes desirable for any reason, in the discretion of the Board, to issue new certificates to evidence all of the Units of the same series or class in substitution for the existing certificates, the Board may order all holders of outstanding certificates for Units for such series or class to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board, cancel such certificates following a reasonable period of time after delivery of notice of surrender and refuse to recognize transfers until such certificates are surrendered. The duty of surrender of any certificates may also be enforced by civil action.

            (f) Subject to any applicable restrictions contained in this Agreement or by law, Units of the Company may be transferred in any manner permitted or provided by law. Before any transfer of a Units is entered upon the books of the Company or any new certificate issued therefor, the old certificate properly endorsed shall be surrendered and canceled, except when a certificate has been lost or destroyed.

            8.6 LOANS TO THE COMPANY BY MEMBERS OR RELATED PARTIES. Subject to compliance with Section 5.5(a) of this Agreement, notwithstanding any other provision of this Agreement, in no event shall any loan be made to the Company by any Member or by any person related to any Member within the meaning of Regulations Section 1.752-4(b) if the proceeds of such loan will be used to repay debt of the Company, unless either (a) such loan shall have been consented to by the PCA Group Members, such consent not to be unreasonably withheld or delayed, or (b) the proceeds of such loan are used solely to repay debt of the Company to a Member or any person related to a Member within the meaning of Regulations Section 1.752-4(b).

                                   ARTICLE IX.
          ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

            9.1 ALLOCATIONS OF PROFITS AND LOSSES FROM OPERATIONS. Except as provided in Sections 9.2, 9.3 and 9.4 of this Agreement, the Profits and Losses for each Fiscal Year shall be allocated among the Members in accordance with their respective Sharing Ratios.

            9.2   SPECIAL ALLOCATIONS TO CAPITAL ACCOUNTS. Notwithstanding
Section 9.1 of this Agreement, the following special allocations shall be made in the following order:

            (a) In the event that any Member unexpectedly receives any adjustments, allocations or Distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 9.2(a) be interpreted to comply with the alternate test for economic effect set forth in Regulations Section 1.704-1(b)(2)(ii)(d).

            (b) The Losses allocated pursuant to Section 9.1 of this Agreement shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have a Deficit Capital Account at the end of any Fiscal Year. In the event that some, but not all, of the Members would have Deficit Capital Accounts as a consequence of an allocation of Losses pursuant to Section 9.1 of this Agreement, the limitation set forth in the preceding sentence shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Regulations
      Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitation set forth in this Section 9.2(b) shall be allocated to the Members in proportion to their respective positive Capital Account balances, if any, and thereafter to the Members in accordance with their Sharing Ratios. In the event that any Member would have a Deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount, if any, that such Member is obligated to restore to the Company under Regulations
      Section 1.704-1(b)(2)(ii)(c) and such Member's share of Company Minimum Gain as defined in Regulations Section 1.704-2(g)(1) (which is also treated as an obligation to restore in accordance with Regulations Section 1.704-1(b)(2)(ii)(d)), the Capital Account of such Member shall be specially credited with items of Company income (including gross income) and gain in the amount of such excess as quickly as possible.

            (c) Notwithstanding any other provision of this Section 9.2, if there is a net decrease in the Company Minimum Gain during a Fiscal Year, then the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such Fiscal Year (and if necessary for, subsequent Fiscal Years) equal to that Member's share of the net decrease in Company Minimum Gain. This Section 9.2(c) is intended to comply with the minimum gain chargeback requirement of Regulations
      Section 1.704-2 and shall be interpreted consistently therewith. If in any Fiscal Year that the Company has a net decrease in the Company Minimum Gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Manager may in its discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Regulations Section 1.704-2(f)(4).

            (d)   Notwithstanding any other provision of this Section 9.2 except
      Section 9.2(c), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Member Minimum Gain as of the beginning of the Fiscal Year shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt. A Member's share of the net decrease in Member Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(4); provided, however, that a Member shall not be subject to this provision to the extent that an exception is provided by Regulations Section 1.704-2(i)(4) and any Revenue Rulings issued with respect thereto. Any Member Minimum Gain allocated pursuant to this provision shall consist of first, gains recognized from the disposition of Company Property subject to the Member Nonrecourse Debt, and, second, if necessary, a pro rata portion of the Company's other items of income or gain (including gross income) for that Fiscal Year. This
      Section 9.2(d) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (e) Nonrecourse deductions, as defined in Regulations Section l.704-2(b)(1), for any Fiscal Year shall be specially allocated among the Members in proportion to their Sharing Ratios. Items of Company loss, deduction and expenditures which are attributable to any nonrecourse debt of the Company and are characterized as partner nonrecourse deductions under Regulations Section 1.704-2(i) shall be allocated to the Members' Capital Accounts in accordance with the Members' Sharing Ratios.

            (f) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of its Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            9.3 CREDIT OR CHARGE TO CAPITAL ACCOUNTS. Any credit or charge to the Capital Accounts of the Members pursuant to Section 9.2 of this Agreement ("Regulatory Allocations") shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to Section 9.1 of this Agreement, so that the net amount of any items charged or credited to Capital Accounts pursuant to Section 9.1 of this Agreement and the Regulatory Allocations hereof and this Section 9.3 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by the Regulatory Allocations hereof had not occurred.

            9.4 ALLOCATIONS IMMEDIATELY PRIOR TO LIQUIDATION. Immediately prior to distribution upon liquidation in accordance with Section 11.3 of this Agreement, and notwithstanding any other provision of this Agreement, the Manager shall make targeted allocations of Company gain, loss, income, deduction and other items, in order to cause, to the extent possible in accordance with the Code and Regulations, the Members' respective Capital Accounts to be proportionate to the Members' respective Sharing Ratios.

            9.5 DISTRIBUTIONS. Except as provided in Sections 8.3(d) and 11.3(b) (with respect to liquidating Distributions), 9.6 (with respect to limitations on Distributions) and 9.17 (with respect to tax Distributions) of this Agreement, the Manager shall Distribute Distributable Cash to the Members pro rata in accordance with Sharing Ratios at such times and as often as it shall determine in its sole and absolute discretion. No assets of the Company shall be distributed in kind except in accordance with Section 11.3 of this Agreement.

            9.6 LIMITATION UPON DISTRIBUTIONS. No Distribution shall be made if such Distribution would violate the Act.

            9.7 ACCOUNTING PRINCIPLES. For financial reporting purposes, the Company shall use accounting principles applied on a consistent basis using the accrual method of accounting determined by the Manager, unless the Company is required to use a different method of accounting for federal income tax purposes, in which case that method of accounting shall be the Company's method of accounting.

            9.8 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

            9.9 LOANS TO COMPANY. Subject to Section 8.6, nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

            9.10 ACCOUNTING PERIOD. The Company's accounting period shall be the Fiscal Year.

            9.11 RECORDS AND REPORTS. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

            (a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

            (b) A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

            (c) Copies of the Company's federal, state, and local income Tax Returns and reports, if any, for the six most recent Fiscal Years;

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

            (d) Copies of the Company's currently effective written Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the six most recent Fiscal Years;

            (e) Minutes of every annual, special meeting and court-ordered meeting;

            (f) Any written consents obtained from Members for actions taken by Members without a meeting.

            9.12  RETURNS AND OTHER ELECTIONS.

            (a) The Manager shall cause the preparation and timely filing of all Tax Returns required to be filed by the Company pursuant to the Code and all other Tax Returns deemed necessary and required in each jurisdiction in which the Company does business. Such Tax Returns shall reflect and be consistent with the Company's treatment as a partnership for federal and state income tax purposes, unless and until the Board unanimously elects otherwise. The Manager shall provide the Members with draft copies of all Tax Returns and the opportunity to comment on all returns at least fifteen days prior to filing any Tax Return. To the extent any Member indicates in writing to the Manager that a Tax Return is not in accordance with this Agreement or applicable law and the Manager agrees with such indication, the Manager shall remedy such inconsistency prior to filing the return. Copies of all filed Tax Returns shall be furnished to the Members within a reasonable time after the end of the Fiscal Year.

            (b) By the March 31st following the end of the first Fiscal Year of the Company, the Board shall furnish to the PCAAH Member and the PCA Group Members a draft copy of the United States federal income Tax Return of the Company on Internal Revenue Service Form 1065, together with all appropriate schedules, including Schedules K-1 (the "Draft Form 1065"), proposed to be filed with the Internal Revenue Service for the Company's first Fiscal Year. Within 30 days of receipt of the Draft Form 1065, the PCAAH Member and the PCA Group Members shall cooperate in good faith with each other to either (i) approve the Draft Form 1065 to become finalized or (ii) notify the Board of changes to be made thereto in sufficient detail to enable the Board to make such changes. If changes are required to be made pursuant to the immediately preceding clause
(ii), the Board shall, within 15 days of notification, make any appropriate changes and furnish to the PCAAH Member and the PCA Group Members a revised Draft Form 1065. Within 15 days of receipt of the revised Draft Form 1065, the PCAAH Member and the PCA Group Members shall cooperate in good faith with each other to either (x) approve the revised Draft Form 1065, or (y) notify the Board to make any further changes thereto in sufficient detail to enable the Board to make such changes, subject the review and approval of the PCAAH Member and the PCA Group Members. Upon the approval by the PCAAH Member and the PCA Group Members of a Draft Form 1065, the Board shall finalize, file with the Internal Revenue Service and furnish a copy of such finalized Form 1065 to the PCAAH Member and the PCA Group Members, together with all appropriate schedules, including Schedules K-1. In the event that the PCAAH Member and the PCA Group Members are unable to resolve any dispute hereunder relating to a Draft Form 1065, such Members shall seek an expedited arbitration of such dispute from a nationally recognized independent

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

accounting firm or a law firm which is appointed by the Board. The decision of such firm on such matter shall be final.

            (c) A draft copy of any election that is proposed to be made with the Internal Revenue Service or the California Franchise Tax Board with respect to the Company for the Company's first Fiscal Year (excluding any election made on an Internal Revenue Service Form 1065 filed in accordance with Section 9.12(b) of this Agreement and excluding any election made with the California Franchise Tax Board that conforms to such an election made on such a Form 1065) (the "Draft Election") shall be furnished to the PCA Members for their approval prior to filing with the Internal Revenue Service. The election may be filed if the PCA Group Members approve such Draft Election by giving notice of such approval to the Board. If the PCA Group Members have not approved such Draft Election, the election may be filed in any event if the PCA Group Members have not notified the Board of their disapproval of the Draft Election within 15 days after receipt by such Members of the Draft Election. If the PCA Group Members have disapproved of the Draft Election by giving timely notice to the Board, the PCAAH Member and the PCA Group Members shall cooperate in good faith with each other to revise the Draft Election to the satisfaction of both parties and notify the Board in sufficient detail to make such revisions, subject to the review and approval of the PCAAH Member and the PCA Group Members. In the event that the PCAAH Member and the PCA Group Members are unable to resolve in good faith any dispute hereunder relating to a Draft Election, such Members shall seek an expedited arbitration of such dispute from a nationally recognized accounting firm or a law firm which is appointed by the Board. The decision of such firm on such matter shall be final. For the avoidance of doubt, elections described in Sections 9.12(d) and 9.15 of this Agreement are hereby approved by all Members.

            (d) Except as provided in Sections 9.12(b) and (c) of this Agreement, all elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion; provided, however, that the Manager shall make any tax election requested by Members owning a Majority Interest. Notwithstanding the previous sentence, the Manager shall cause the Company to make an appropriate election to treat the expenses incurred by the Company in connection with the formation and organization of the Company to be amortized under the 60-month period beginning with the month in which the Company begins business to the extent that such expenses constitute "organizational expenses" of the Company within the meaning of Code Section 709(b)(2).

            9.13 TAX MATTERS PARTNER. The PCAAH Member is hereby designated the tax matters partner ("TMP") as defined in Code Section 6231(a)(7). The TMP and the other Members shall use their reasonable efforts to comply with the responsibilities outlined in Code Sections 6221 through 6233 (including any Regulations promulgated thereunder), and in doing so shall incur no liability to any other Member except to the extent of any loss or damage sustained by the Company or any Member as the result of gross negligence, fraud, deceit, reckless or willful misconduct, knowing violation of law or intentional breach of this Agreement. The TMP's liability under this Section and Section 5.6(b) of this Agreement is limited to the TMP's assets, including its interest in the Company.

            9.14 CERTAIN ALLOCATIONS FOR INCOME TAX (BUT NOT BOOK CAPITAL ACCOUNT) PURPOSES. In accordance with Code Section 704(c) and the Regulations thereunder, income,

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

gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes (and not for Capital Account purposes), be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to the paragraph (a) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Notwithstanding the foregoing sentence, in the event that the "ceiling rule" as described in Regulations Section 1.704-3(b) causes the book allocation of any item to a noncontributing Member to differ from the tax allocation of the same item to the noncontributing Member, then the Company shall (i) create a remedial item of income, gain, loss or deduction equal to the full amount of the difference and allocate it to the noncontributing Member, and (ii) create an offsetting remedial item in an identical amount and allocate it to the contributing Member, all pursuant to and in accordance with the remedial allocation method described in Regulations
Section 1.704-3(d).

            9.15 BASIS ADJUSTMENT. The Manager may cause the Company to file an election under Code Section 754 to adjust the basis of Company Property with respect to any Fiscal Year for all distributions of property and Transfers of Membership Interests during such Fiscal Year.

            9.16 DEBT ALLOCATIONS. For purposes of Regulations Section 1.752-3(a)(3) and the Regulations under Code Section 707, all debt incurred by the Company will be allocated among the Members in accordance with their Sharing Ratios.

            9.17  TAX DISTRIBUTIONS.

            (a) In the event that there is net taxable income allocated from the Company to a Member for a Fiscal Year, then the Company shall, within three months after the end of such Fiscal Year, make a Distribution pursuant to this
Section 9.17(a) to each Member in the minimum amount necessary to meet the following requirements: (i) all Distributions under this Section 9.17(a) shall be made in proportion to each Member's Sharing Ratio; and (ii) the total amount of Distributions to each Member pursuant to this Section 9.17(a) and Sections
9.5 and 9.17(b) of this Agreement during, or with respect to, the Relevant Distribution Period (excluding any Distributions made pursuant to this Section 9.17(a) with respect to a prior Fiscal Year or pursuant to Section 9.17(b) with respect to a future Fiscal Year) shall be at least equal to the product of (i) the net taxable income allocable from the Company to such Member for federal income tax purposes for such Fiscal Year (without regard to any adjustments made under Code Sections 734, 743 or 754), multiplied by (ii) the Assumed Tax Rate; provided, however, that no Distribution shall be made pursuant to this Section 9.17(a) (x) to the extent that it would cause a Member's Capital Account (after taking into account estimated Profits and Losses and Distributions through the latest calendar quarter) to be negative, (y) if such Distribution is then prohibited by the Company's debt instruments, or (z) in an amount which in the aggregate exceed Distributable Cash.

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

            (b) The Company shall, on or before each of April 15th, June 15th, September 15th of any Fiscal Year and January 15th immediately following the closing of such Fiscal Year, make Distributions to Members of one-fourth of the amount estimated to be distributable pursuant to Section 9.17(a) of this Agreement in respect of such Fiscal Year. Such estimated amounts shall be included in the Company's operating budget.

            (c) Any Distribution which is made to a Member pursuant to Section 9.17(a) or (b) of this Agreement shall reduce the total amount of Distributions which such Member would otherwise be entitled to receive under Section 9.5 of this Agreement until the total amount of such reductions made pursuant to this
Section 9.17(c) equals the cumulative amount of Distributions made to such Member pursuant to Section 9.17(a) and (b) of this Agreement.

                                   ARTICLE X.
                     TRANSFERABILITY OF MEMBERSHIP INTERESTS

            10.1 TRANSFERS OF MEMBERSHIP INTERESTS. No Membership Interest may be transferred in whole or in part by any Member to any Person, except with the affirmative vote or consent of a Majority Interest, or in a Transfer described in Section 10.2 of this Agreement. In the event a Member desires to Transfer all or part of such Member's Units or any interest therein, such Member will be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for all expenses, if any, reasonably incurred by the Company for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith. Until the transferee is admitted as a Member, the transferor Member shall continue to be a Member and to be entitled to exercise any rights or powers of a Member with respect to the Membership Interest transferred.

            10.2 EXEMPT TRANSFERS. Notwithstanding any other provision of this Agreement to the contrary (except Section 10.3 of this Agreement):

            (a) A Member may Transfer all or part of such Member's Membership Interest without first obtaining the prior affirmative vote or consent of a Majority Interest: (i) to the Company or another Member; (ii) by will or intestate succession to such Member's executors, administrators, testamentary trustees, legatees or beneficiaries; (iii) to a trust for the benefit of such Member or such Member's spouse, parent, sibling, in-law, child, or grandchild; (iv) in the case of the PCA Members, to any member of the Chaves Group, so long as Alex Chaves, Alex Martin Chaves, Eric Chaves, Renee Chaves-Valdes and the Grantor Trusts, collectively, beneficially own 80% or more of the Units owned by the PCA Group; or (v) in the case of a PCAAH Member, to an Affiliate of a PCAAH Member, and/or to Laurence Levy if such Transfer is made within 90 days after the Closing Date.

            (b) Transfers described in this Section 10.2 ("Exempt Transfers") shall not be subject to the provisions of Sections 10.10, 10.11 or 10.12 of this Agreement.

            10.3 PROHIBITED TRANSFERS. Any purported Transfer of any Units in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the Transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, (i) no

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

Member may Transfer any Membership Interests in violation of any provision of the Securities Act and any applicable state securities laws, or (ii) no Transfer of any Membership Interest may be effected if such Transfer would cause a dissolution of the Company under the Act, unless the Members approve such Transfer as required by the Act.

            10.4 ADMISSION OF TRANSFEREE AS MEMBER. A transferee of a Membership Interest desiring to be admitted as a Member (a "Substitute Member") must execute a counterpart of, or an agreement adopting, this Agreement. Except for any transferee acquiring its interest in an Exempt Transfer, the admission of such transferee as a Substitute Member is subject to the consent of the Majority Interest; provided, however, that no Member shall unreasonably withhold or delay consent. Upon admission of the transferee as a Substitute Member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Membership Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Whether or not the transferee of a Membership Interest becomes a Member, the transferor Member is not released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

            10.5 RIGHTS OF ASSIGNEES. Until such time, if any, as a transferee is admitted to the Company as a Substitute Member pursuant to Section 10.4 of this Agreement, (i) such transferee shall be an assignee only, and only shall receive, to the extent Transferred, the Distributions and allocations of income, gain, loss, deduction, credit, or similar item to which the Member that Transferred its Membership Interest would be entitled, and (ii) such assignee shall not be entitled or enabled to exercise any other right or powers of a Member, such other rights remaining with the transferring Member. In such a case, the transferring Member shall remain a Member even if he has transferred his entire Economic Interest in the Company to one or more assignees. In the event any assignee desires to make a further assignment of any Economic Interest in the Company, such assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.

            10.6 WITHDRAWAL OF MEMBER UPON TRANSFER OF ENTIRE INTEREST. If a Member has transferred its entire Membership Interest to one or more assignees or to the Company, then such Member shall withdraw from the Company if and when all such assignees have been admitted as Substitute Members in accordance with this Agreement or the Company has acquired such Membership Interest as herein provided.

            10.7 NO WITHDRAWALS, RESIGNATIONS OR REMOVALS. No Member may withdraw or resign from the Company except as provided in Section 10.6 of this Agreement, and no Member shall be subject to removal.

            10.8 INDEMNIFICATION. Each transferring Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any Transfer or purported Transfer in violation of this Article X.

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

            10.9 PRE-EMPTIVE RIGHTS. Subject to the terms and conditions specified in this Section, the Company hereby grants each Member a right of first offer with respect to future issuances of equity interests in the Company. After the Closing Date, each time the Company proposes to offer for sale or otherwise issue any equity interest, the Company shall first make an offer to each Member in accordance with the following provisions:

            (a) The Company shall deliver written notice (the "First Offer Notice") to each Member stating (i) the Company's bona fide intention to offer such equity interest, (ii) the total number of such equity interests to be offered, and (iii) the price and terms upon which the Company proposes to offer such equity interests.

            (b) Within 20 days after receipt of the First Offer Notice, a Member may elect to purchase, at the price and on the terms specified in the First Offer Notice, up to that percentage of such equity interests which equals that Member's Sharing Ratio.

            (c) The Company shall promptly, in writing, notify each Member that purchases all of the equity interests offered to such Member by the First Offer Notice (each a "Fully Exercising Member") of any other Member's failure to do likewise. During the ten days following receipt of such notice, each Fully Exercising Member shall be entitled to purchase that percentage of the equity interests not subscribed for by the other Members in an amount equal to the number of equity interests then held by such Fully Exercising Member compared to the total number of equity interests held by all Fully Exercising Members who wish to participate in such re-offer.

            (d) If all equity interests referred to in the First Offer Notice are not purchased as provided in Section 10.9(b) and (c) of this Agreement, the Company may, during the 30 day period commencing on the expiration of the period provided therein, offer the equity interests not purchased by the Members to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, the price and terms those specified in the First Offer Notice. If the Company does not enter into an agreement for the sale of the equity interests within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right of first refusal provided hereunder shall be deemed to be revived and such equity interests shall not be offered unless first re-offered to the Members in accordance herewith.

            10.10 RIGHT OF FIRST REFUSAL.

            (a) In the event that any Member other than the PCAAH Member desires to Sell such Member's Membership Interest in whole or in part (such Member being herein referred to as the "Selling Member") other than pursuant to
Section 10.2 of this Agreement, such Member shall first offer such Membership Interest to the Company and the PCAAH Member (the "Member Offerees") in accordance with the following provisions:

            (b) The Selling Member shall deliver a written notice (the "Option Notice") to the Company and the Member Offerees stating (i) the Selling Member's bona fide intention to Sell such Membership Interest, (ii) the Membership Interest to be Sold (iii) the purchase price and other terms of payment for which the Selling Member proposes to Sell such Membership

Interest and (iv) if the Selling Member shall have received a bona fide offer to purchase such Membership Interest on such terms, the named and address of the proposed purchaser.

            (c) Within ten days after receiving the Option Notice, the Company shall have the right, but not the obligation, to purchase all or any part of the Membership Interest offered therein upon the price and terms of payment designated in the Offer Notice. If the Company exercises such right within such ten-day period, the Company shall give written notice of that fact to the Selling Member and the other Members.

            (d) In the event that the Company does not purchase, in accordance with the provisions of Section 10.10(c) of this Agreement, all of the Membership Interest proposed to be Sold by the Selling Member, then for an additional period of 30 days commencing on the earlier of the date that (A) the Company's right to purchase such Membership Interest has expired or the Company notifies the Selling Member in writing that the Company has determined not to exercise such right or (B) the Company has determined to exercise such right only with respect to a portion of such Membership Interest, the Member Offerees shall have the right to purchase all or any portion of the Membership Interest not so purchased by the Company on the same terms and conditions and at the bona fide offer price at which the Company was so entitled to purchase such Membership Interest. The specific portion of such Membership Interest that each Member Offeree shall be so entitled to purchase shall be determined on a pro rata basis in proportion to the respective Sharing Ratios of each Member Offeree desiring to purchase the portion of the offered Membership Interest remaining available for purchase. Any Member Offeree desiring so to purchase a part of such Membership Interest shall give notice of such desire to the Selling Member, the Company and all other Member Offerees confirming such desire and the proposed terms of purchase. In the event that any Member Offeree does not purchase its full pro rata share of any such Membership Interest proposed to be Sold, such unpurchased portion of the Membership Interest shall be offered by the Selling Member to the Member Offerees subscribing to purchase a portion of that Membership Interest on a pro rata basis on similar terms of purchase. No such Membership Interest or portion thereof shall be made available for purchase by any non-Member pursuant to the remaining provisions of this Section 10.10 unless and until all Member Offerees shall have had an opportunity to purchase all of such Membership Interest in accordance with the provisions of this Section 10.10(d).

            (e) The closing of any purchase by the Company or any Member Offerees of any offered Membership Interest as provided in this Section 10.10 shall take place on such date as designated by the Company or such Member Offeree(s) occurring within 30 days after receipt by the Selling Member of notification from the Company or such Member Offerees of the exercise of the Company's or such Member Offerees' right to purchase hereunder. At such closing, the Selling Member shall deliver to the Company or such Member Offerees, as the case may be, such documentation as the Company or such Member Offerees shall reasonably request to evidence the Sale of such offered Membership Interests, against payment therefor by the Company or such Member Offerees.

            (f) In the event that, after compliance with the foregoing provisions of this Section 10.10, the Company and the Member Offerees, taken together, fail to purchase all of the Membership Interest proposed to be Sold by the Selling Member, then for a period of 60 days commencing on the date that neither the Company nor any Member Offeree remains entitled to

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

exercise its right to purchase any offered Membership Interest in accordance with the foregoing provisions of this Section 10.10, the Selling Member may Sell to the proposed purchaser any portion of the Membership Interest described in the Option Notice that the Company and the Member Offerees are not purchasing; provided, however, that any such Sale to the proposed purchaser must be made for the consideration and upon the terms and conditions set forth in the Option Notice and shall be made subject to and in accordance with the other provisions of this Article X. If the Selling Member shall not consummate the Sale of such remaining Membership Interest to the proposed purchaser within such 60-day period, such Membership Interest shall remain subject to the provisions of this Agreement and the Selling Member shall not thereafter Sell any such Membership Interest or portion thereof to any Person without again first complying with all of the provisions of this Agreement.

            10.11 DRAG-ALONG RIGHTS.

            (a) A Member (or group of Members who are Affiliates) that then holds a Majority Interest of the Units then outstanding (the "Majority Member") proposes to engage in a Sale, then at the option of the Majority Member, there shall be included in such proposed Sale (on the same terms and subject to the same conditions as applicable to the Units to be sold by the Majority Member, except as herein otherwise provided) such number of Units then held by the Members other than the Majority Member as shall cause such other Members to have sold upon completion of such Sale the same percentage of the Units held by those Members as the percentage of the Units held by the Majority Member sold in such Sale, all on the terms and subject to the conditions hereinafter set forth.

            (b) If the Majority Member proposes to engage in a Sale and to exercise the Majority Member's rights under this Section 10.11, then not less than 20 days prior to the date on which such Sale is scheduled to occur, the Majority Member shall give to the Company notice of the same (which notice shall include the price to be paid in such Sale and the other terms of purchase), and within five days thereafter, the Company shall send to each Member other than the Majority Member at such Member's address as then set forth on the books and records of the Company (i) a copy of such notice, and (ii) a statement of the number of Units required to be sold by such Member pursuant to this Section
10.11 (such notices together the "Drag-Along Notice"), which number of Units shall equal the same percentage of the Units held by that Member as the percentage of the Units held by the Majority Member and proposed to be sold in such Sale.

            (c) Each Member expressly agrees that if the Majority Member so elects, such Member shall sell such Member's Units on the terms of this Section 10.11, when and if the Majority Member sells its Units, in accordance with any Drag-Along Notice that such Holder receives with respect to such Sale.

            (d) So long as the PCAAH Member is the Majority Member, it shall have the right to drag all other Members along as otherwise provided in this
Section 10.11 in the event its members engage in a transaction for the Sale of all membership interests in the PCAAH Member in connection with a Change in Control Transaction.

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

            10.12 TAG-ALONG RIGHTS.

            (a) If a Selling Member proposes to engage in a Sale (in a single transaction or a series of related transactions) of all or a part of such Member's Membership Interest (provided, the number of Units the Selling Member proposes to sell is greater than ten percent of the outstanding Units of the Company determined at the time of the sale), but neither the Company nor the other Members elect to exercise their rights under Section 10.10 of this Agreement or if the sale is not subject to Section 10.10 of this Agreement, then not less than 20 days prior to the date on which such Sale is scheduled to occur, the Selling Member shall give to the Company a notice of the same, including the Membership Interest proposed to be sold, the price and other terms of the Sale, and the name and address of the proposed purchaser, and within five days thereafter, the Company shall send to each Member (other than the Selling Member) at such Member's address as then set forth on the books and records of the Company (i) a copy of such notice from the Selling Member, and (ii) a statement of the number of Units that the Member receiving such notice shall have the right to sell pursuant to this Section 10.12 (such notice and statement together the "Tag-Along Notice"), which number shall equal the same percentage of the Units held by that Member as the percentage of the Units held by the Selling Member and proposed to be sold in such Sale.

            (b) If during the three year period commencing on December 18, 2002, the PCAAH Member (and/or its Affiliate) proposes to engage in a Sale or other disposition (in a single transaction or a series of related transactions) of all or a part of its (or their) Membership Interests such that a "termination" of the Company pursuant to Code Section 708(b)(1)(B) will occur as a result of such Sale or disposition, then the PCA Group shall be entitled to give a Tag-Along Notice and to include in such Sale or disposition such number of Units (not limited by the percentage of the number of Units owned by the PCAAH Member (or its Affiliates) proposed to be sold in the transaction(s)) as will give rise to an amount of net cash proceeds from the Sale or disposition as equals the estimated tax due from the beneficial owners of the PCA Group's Membership Interests as a consequence of such termination and Sale or disposition; provided, however, that if during the 12-month period preceding such proposed Sale or disposition by the PCAAH Member (and/or its Affiliates), one or more PCA Group Members had engaged in a Sale transaction or other disposition that would be included under Code Section 708(b)(1)(B) in determining whether a "termination" occurred and no such "termination" would occur by virtue of the Sale or disposition by the PCAAH Member (and/or its Affiliates) had none of the PCA Group Members Sold or otherwise disposed of Membership Interests, then this subdivision (b) shall not be applicable.

            (c)   A Member seeking to exercise its rights under this Section
10.12 shall give written notice thereof to the Selling Member and the Company within 15 days from the giving of the Tag-Along Notice, which notice shall specify the number of Units that such Member elects to include in such Sale.

            (d) If the tag-along rights set forth in this Section 10.12 are exercised by one or more Members with respect to any proposed Sale, the Selling Member shall not proceed with such Transfer unless and until each such other Member is given the right to so participate.

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

            10.13 TERMS OF PARTICIPATION. Each Member receiving a Tag-Along Notice or a Drag-Along Notice (together a "Sale Notice") shall promptly take all steps described in the Sale Notice to effectuate the sale by such Holder of the Units required to be sold by the Drag-Along Notice or if such Sale Notice is a Tag-Along Notice, that such Member elects to sell pursuant to Section 10.12 of this Agreement. Without limiting the generality of the foregoing, each Member shall:

            (a) provide all such information with respect to such Member and Units as may be reasonably required by the purchaser in such Sale;

            (b) execute and deliver all such purchase documents as may be reasonably by such purchaser; provided, however, that (i) Members (other than the Majority Member, a Selling Member, or any Member responsible directly, or by way of delegation of authority, for the operation or management of any the Company's businesses or properties) shall not be required to make any representation or warranty to the purchaser other than to the effect that such Members have good and marketable title to the Membership Interests being sold in such Transfer, free and clear of liens and Encumbrances, and as to their right, power and authority to sell such securities; (ii) that such representations and warranties shall be made by such Members individually; and (iii) except as to such representations and warranties, such Members shall not be liable beyond the net proceeds of the Sale received by them for any other breach of representations or warranties, covenants or agreements in the purchase documents. In addition, unless expressly agreed to by a Member, no Member shall be required to enter into any covenant not to compete or similar agreement restricting such Member's business activities; and

            (c) deliver at the closing of such Sale the certificate or certificates representing the Units to be sold, if any, duly endorsed for transfer, or such other transfer documentation as the purchaser may reasonably request, and against delivery of the purchase price therefor.

            10.14 UNIT LEGEND. Each certificate representing the Units shall have conspicuously endorsed on its face or reverse side the following legends:

            THE OWNERSHIP, SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY AND ALL THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

            THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE 1933 ACT. THESE UNITS MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER ABSENT EITHER REGISTRATION

UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL (SUCH SATISFACTION BEING TO THE FORM AND SUBSTANCE OF THE OPINION AS WELL AS THE COUNSEL RENDERING THE OPINION) THAT REGISTRATION THEREUNDER IS NOT REQUIRED.

                                   ARTICLE XI.
                           DISSOLUTION AND TERMINATION

            11.1  DISSOLUTION.

            (a) Subject to Section 4.7, the Company shall be dissolved only upon the unanimous written agreement of all Members. Notwithstanding anything to the contrary in the Act, the Company shall not be dissolved upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member.

            (b) As soon as possible following the occurrence of any of the events specified in Section 11.1(a) of this Agreement effecting the dissolution of the Company, the appropriate representative of the Company shall execute all documents required by the Act at the time of dissolution and file or record such statements with the appropriate officials.

            11.2 EFFECT OF DISSOLUTION. Upon dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until winding up and Distribution is completed and a certificate of cancellation is filed with the Delaware Secretary of State.

            11.3  WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

            (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

            (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall:

            (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent that the Manager may determine to Distribute in kind any assets to the Members);

            (2) Allocate any Profit or Loss resulting from such sales to the Members' Capital Accounts in accordance with Article IX hereof;

            (3) Discharge all liabilities of the Company, including liabilities to Members who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members for Distributions and the return of capital, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company); and

            (4) Distribute the remaining assets of the Company to the Members on a pro rata basis in accordance with the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which the liquidation occurs), either in cash or in kind, as determined by the Manager, with any assets Distributed in kind being valued for this purpose at their respective fair market values and Distributed to the Members in shares according to the ratios of their Capital Accounts. Any such Distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Regulations
      Section 1.704-1(b)(2)(ii)(b)(2).

            If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article IX and Section 8.3 of this Agreement to reflect such deemed sale. Any assets distributed to the Members in kind shall be owned by the Members as tenants in common in proportion to their positive Capital Account balances described in Section 11.3(b)(4) of this Agreement.

            (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member has a Deficit Capital Account (after giving effect to all contributions, Distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

            (d) Upon completion of the winding up, liquidation and Distribution of the assets, the Company shall be deemed terminated.

            (e) The Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final Distribution of its assets.

            11.4 FILING OR RECORDING STATEMENTS. Upon the conclusion of winding up, the appropriate representative of the Company shall execute all documents required by the Act at the time of completion of winding up and file or record such statements with the appropriate officials.

            11.5 RETURN OF CONTRIBUTION, NONRECOURSE TO OTHER MEMBERS. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the

Company is insufficient to return the cash or other contribution of one or more Members, such Members shall have no recourse against any other Member.

                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

            12.1 NOTICE. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served if sent by telecopy or facsimile transmission, delivered by messenger or overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, and addressed or sent to the Member's and/or Company's address, as set forth on EXHIBIT A. Such notice shall be effective, (a) if delivered by messenger or by overnight courier, upon actual receipt (or if the date of actual receipt is not a business day, upon the next business day); (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt (or if the date of such confirmation of receipt is not a business day, upon the next business day); or (c) if mailed, upon the earlier of seven business days after deposit in the mail and the delivery as shown by return receipt therefor. Any Member or the Company may change its address by giving notice in writing to the Company and the other Members of its new address.

            12.2  BOOKS OF ACCOUNT AND RECORDS.

            (a) Proper and complete records and books of account shall be kept or shall be caused to be kept by the Manager, in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.11 of this Agreement. The books and records shall at all times be maintained at the principal place of business of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

            (b) So long as a Member holds Units, such Member shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine books of account and records, to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its Manager, and to review such information as it reasonably requests, all at such reasonable times and as often as may be reasonably requested for a purposed relating to such member's ownership interest in the Company. The Company shall not be obligated under this Section 12.2(b) to disclose to a Member information that (i) the Board determines in good faith is highly confidential or proprietary information or (ii) the Company is restricted from disclosing pursuant to an agreement with a third party.

            12.3 DELIVERY OF FINANCIAL STATEMENTS. So long as a Member holds Units, the Company shall deliver to such Member:

            (a) as soon as practicable, but in any event within 120 days after the end of each Fiscal Year of the Company, income statement, balance sheet, statement of operations, statement of Members' equity and statement of cash flows of the Company for and as of the end of such Fiscal Year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and accompanied by an audit opinion by an independent public accounting firm of nationally recognized standing selected by the Company; and together with a statement showing the number of Units outstanding at the end of the period, all in sufficient detail as to permit the Member to calculate its percentage equity ownership in the Company;

            (b) as soon as practicable, but in any event within 60 days after the end of each of the first three quarters of each Fiscal Year of the Company, an unaudited income statement, balance sheet, statement of operations, statement of members' equity and statement of cash flows of the Company for and as of the end of such fiscal quarter;

            (c) as soon as practicable, and in any event within 30 days after the end of each month, unaudited income statement, balance sheet, statement of operations, statement of members' equity and statement of cash flows of the Company for such month and for the current Fiscal Year to date, if prepared in the ordinary course of business, including a comparison to plan figures for such period;

            (d) as soon as practicable, but in any event 30 days prior to the beginning of each Fiscal Year, an annual budget and operating plans for such Fiscal Year, prepared on a monthly basis, including balance sheets, sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets;

            (e) with respect to the financial statements called for in Section 12.3(a) of this Agreement an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

            12.4 APPLICATION OF LAW. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of Delaware, and specifically the Act.

            12.5 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the Company Property.

            12.6 AMENDMENTS. This Agreement may not be amended except by the written agreement of Members holding a Majority Interest; provided, however, no amendment of Sections 3.1, 4.2, 4.3, 5.1, 5.3, 5.4, 5.5, 5.11, 6.1, 6.2, 6.3,
6.5, 6.6, 6.7, 7.2, 7.9, 8.5, 8.6, 10.1, 10.2, 10.3, 10.4, 10.5, 10.7, 10.9,
10.11, 10.12, 10.13, 11.3, or 12.6 or of Article IX of this Agreement shall be effective without the consent of the PCA Group Members. Provided further, no amendment that (a) decreases the voting or Economic Interests of any Member, (b) materially adversely affects the interests of any Member, or (c) changes the amount or manner of calculating each such Members Capital Account (other than pursuant to Section 8.3(c) of this Agreement) shall be effective without the consent of that Member.

            12.7 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations applicable to the Company or its business, in each case to the extent consistent with the terms hereof.

            12.8 CONSTRUCTION; REFERENCE TO "DAYS". Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Except as set forth in Section
12.1 of this Agreement, all references herein to the term "days" shall mean calendar days.

            12.9 EFFECT OF INCONSISTENCIES WITH THE ACT. It is the express intention of the Members and the Company that this Agreement shall be the sole source of agreement among them with respect to the matters covered hereby, and, except to the extent that a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited by or is otherwise ineffective under the Act, this Agreement shall govern. In the event that the Act is subsequently amended or interpreted in such a way to make valid any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members and the Company hereby agree that the duties and obligations imposed on the Members as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Members, notwithstanding any provision of the Act (to the maximum extent permitted by law), or common law that in the absence of this Agreement would be to the contrary.

            12.10 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

            12.11 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            12.12 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Without limiting the generality of the foregoing sentence, to the extent that any provision of this Agreement is prohibited or ineffective under the Act or common law, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act or common law.

            12.13 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

            12.14 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

            12.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            12.16 POWER OF ATTORNEY. Each Member hereby irrevocably makes, constitutes and appoints the Manager, with full power of substitution, so long as such Manager is acting in such a capacity (and any successor Manager thereof so long as such Manager is acting in such capacity), its true and lawful attorney, in such Member's name, place and stead (it is expressly understood and intended that the grant of such power of attorney is coupled with an interest) to make, execute, sign, acknowledge, swear and file with respect to the Company:

            (a) all amendments of this Agreement adopted in accordance with the terms hereof;

            (b) all documents which the Manager deems necessary or desirable to effect the dissolution and termination of the Company following the requisite vote; and

            (c) all such other instruments, documents and certificates which may from time to time be required by the laws of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid existence of the Company.

            This power of attorney shall not be affected by and shall survive the bankruptcy, insolvency, death, incompetency, or dissolution of a Member and shall survive the delivery of any assignment by the Member of the whole or any portion of its Membership Interest.

            12.17 INVESTMENT REPRESENTATIONS. The undersigned Members understand
(1) that the Membership Interests evidenced by this Agreement have not been registered under the 1933 Act, the Delaware Securities Act or any other state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

            Accordingly, each Member hereby confirms to the Company that such Member is acquiring the Membership Interests for such own Member's account, for investment and not with a view to the resale or Distribution thereof. Each Member agrees not to transfer, sell or offer for sale any of portion of the Membership Interests unless there is an effective registration or other qualification relating thereto under the 1933 Act and under any applicable state securities laws or unless the holder of Membership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such 1933 Act and applicable state securities laws is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date, wish to dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "affiliate" of the Company and the Membership Interest has been beneficially owned and fully paid for by such Member for at least two years.

            Each Member, prior to acquiring a Membership Interest, has made an investigation of the Company and its proposed business, and the Company has made available to each Member, all information with respect to the Company which such Member needs to make an informed decision to acquire the Membership Interest. Each Member considers himself, herself or itself to be a person possessing experience and sophistication as an investor, which are adequate for the evaluation of the merits and risks of such Member's investment in the Membership Interest.

            12.18 REPRESENTATIONS AND WARRANTIES. Each Member hereby makes, as of the date such Member becomes a Member, each of the representations and warranties applicable to such Member as set forth in this Section 12.18 of this
Agreement:

            (a) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. If the Member is a corporation, partnership or limited liability company, such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement constitutes the legal, valid, and binding obligation of such Member.

            (b) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. The execution, delivery, and performance of this Agreement by such Member will not (1) conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, (2) conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, limited liability company agreement or operating agreement of such Member or of any material agreement or instrument to which such Member is a party or by which such Member is or may be bound or to which any of its material properties or assets is subject, (3) conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Member is a party or by which such Member is or may be bound, or (4) result in the creation or imposition of any lien upon any of the material properties or assets of such Member.

            (c) GOVERNMENT AUTHORIZATIONS. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any government or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Member under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained.

            (d) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, would lead to any action, suit, or proceeding, which if adversely determined would) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such member; and such Member has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which would reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

            (e) INVESTMENT COMPANY ACT. Such Member is not, nor will the Company as a result of such Member holding a Membership Interest be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            (f) CHAVES FAMILY INTEREST. Alex Chaves, Alex Martin Chaves, Eric Chaves, Renee Chaves-Valdes and the Grantor Trusts, collectively, beneficially own 80% or more of the Units owned by the PCA Group as of the date hereof.

            (g) CHAVES GROUP OWNERSHIP. Alex Chaves, Alex Martin Chaves, Eric Chaves, Renee Chaves-Valdes and the Grantor Trusts, collectively, beneficially own 80% or more of the voting and economic interests in each Chaves Group member that is not a natural person as of the date hereof and will beneficially own 80% of more of the voting and economic interests in each Chaves Group member that is not a natural person at any time that it is a PCA Group Member.

            12.19 CONFIDENTIALITY. Except as contemplated hereby or required by a court of competent authority, each Member shall keep confidential and shall not disclose to others, and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to third parties, any information which is confidential or proprietary information of any other Member or of the Company. No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of such Member from using, any confidential or proprietary information of any other Member or of the Company, except for the benefit of the Company or in connection with the ownership of the Membership Interests.

            12.20 ASSUMPTION OF OBLIGATIONS. The Company hereby agrees that it shall perform (or cause to be performed) any obligation which Parking Company of America Airports, LLC, a Delaware limited liability company ("PCAA"), was obligated to perform pursuant to Sections 5.8, 6.4 or 12.3 or Article IX of the Amended and Restated Limited Liability Company Agreement of PCAA dated as of December 18, 2002 (as amended by the letter agreement dated December 13, 2002 among the then-members of PCAA, but prior to amendment by the Second Amended and Restated Limited Liability Company Agreement of PCAA dated as of October 1,
2003) (the "PCAA LLC Agreement"), to the extent that such obligation was required to be but was not performed by PCAA on or prior to October 1, 2003. In addition, the Manager hereby agrees that it shall perform any obligation which the Manager (as defined in the PCAA LLC Agreement) of PCAA was obligated to perform pursuant to Sections 6.4, 9.11, 9.12 or 12.2 of the PCAA LLC Agreement, to the extent that such obligation was required to be but was not performed by such Manager of PCAA on or prior to October 1, 2003. In addition, each Member hereby agrees that it shall perform any obligation which it was obligated to perform as a member of PCAA pursuant to Sections 9.13 or 10.8 of the PCAA LLC Agreement, to the extent that such obligation was required to be but was not performed by such member of PCAA on or prior to October 1, 2003; provided, however, that any right of any Member to be indemnified under Section 10.8 resulting from either (i) the transfer by Macquarie Americas Parking Corporation ("MAPC") of 1,150 Units to New WAI Holdings LP, pursuant to a letter agreement dated December 20, 2002, or (ii) the transfer by MAPC of its entire remaining Membership Interest (as defined in the PCAA LLC Agreement) in PCAA to the PCAAH Member, pursuant to an Assignment of Member Interest dated September 30, 2003, is expressly waived by such Member.

            The undersigned hereby agree, acknowledge and certify that the foregoing Agreement, consisting of 52 pages, excluding the Table of Contents and attached Exhibits, constitutes the Limited Liability Company Agreement of PCAA Parent, LLC adopted by the Members as of September 30, 2003.

COMPANY:

                                 PCAA PARENT, LLC

                                 By:  PARKING COMPANY OF AMERICA AIRPORTS
                                      HOLDINGS, LLC
                                 Its: Managing Member

                                 By:  MACQUARIE AMERICAS PARKING CORPORATION,
                                      Its Member

                                           By: /s/ Duncan Murdoch
                                               ------------------------
                                           Name:  Duncan Murdoch
                                           Title: Vice President

MEMBERS:

                                 PARKING COMPANY OF AMERICA AIRPORTS
                                 HOLDINGS, LLC

                                 By:  MACQUARIE AMERICAS PARKING
                                      CORPORATION
                                 Its: Sole Member

                                     By: /s/ Duncan Murdoch
                                         --------------------------
                                        Name:  Duncan Murdoch
                                        Title: Vice President

                            PARKING COMPANY OF AMERICA MANAGEMENT, LLC

                            By:   PCA PARKING COMPANY OF AMERICA, LLC
                                  Its Managing Member

                                  By:  ALEX CHAVES, INC.
                                       Its Managing Member

                                       By: /s/ Alex Martin Chaves
                                           ---------------------------------
                                           Alex Martin Chaves, President

                            ARE HOLDINGS, LLC

                            By:   PCA PARKING COMPANY OF AMERICA, LLC
                                  Its Managing Member

                                  By:  ALEX CHAVES, INC.
                                       Its Managing Member

                                       By: /s/ Alex Martin Chaves
                                           ------------------------------
                                           Alex Martin Chaves, President

                            ATLAS SUPERPARK, LTD.

                            By:   PCA HOUSTON HOBBY G.P., LLC
                                  Its General Partner

                                  By:  ARE HOLDINGS, LLC
                                       Its Managing Member

                                       By: PCA PARKING COMPANY OF
                                           AMERICA, LLC
                                           Its Managing Member

                                           By: ALEX CHAVES, INC.
                                               Its Managing Member

                                               By: /s/ Alex Martin Chaves
                                                   -----------------------------
                                                   Alex Martin Chaves, President

                                    NEW WAI HOLDINGS, LP

                                        BY:  NEW WAREHOUSE PARTNERS, INC.

                                             By: /s/ Laurence Levy
                                                 ------------------------------
                                                 Laurence Levy, President

                                    EXHIBIT A

             MEMBER CAPITAL CONTRIBUTIONS, UNITS AND SHARING RATIOS

     NAME, ADDRESS, FACSIMILE AND
         TELEPHONE NUMBER AND
        TAXPAYER IDENTIFICATION                          CAPITAL                                  SHARING
           NUMBER OF MEMBER                           CONTRIBUTIONS              UNITS             RATIO
--------------------------------------          -------------------------        -----            -------
      Parking Company of America                Assets with a fair market        2,848             10.17%
            Management, LLC                        value of $2,848,000
       11101 Lakewood Boulevard
       Downey, California 90241
       Telephone: (562) 862-2118
       Facsimile: (562) 862-4409
        Tax ID. No.: 95-4650869

           ARE Holding, LLC                     Assets with a fair market        8,380             29.93%
       11101 Lakewood Boulevard                    value of $8,380,000
       Downey, California 90241
       Telephone: (562) 862-2118
       Facsimile: (562) 862-4409
        Tax ID. No.: 95-4650873

         Atlas Superpark, Ltd.                  Assets with a fair market          772              2.76%
       11101 Lakewood Boulevard                     value of $772,000
       Downey, California 90241
       Telephone: (562) 862-2118
       Facsimile: (562) 862-4409
        Tax ID. No.: 75-3036227

  Parking Company of America Airports             $4,425,000 and assets         14,850             53.04%
           Holdings, LLC c/o                     with a fair market value
                                                      of $11,000,000
Macquarie Americas Parking Corporation
     Level 8, 121 King Street West
       Toronto, Ontario MH5 3T9
       Telephone: (416) 594-5167
       Facsimile: (416) 594-0020
        Tax ID. No.: 71-0905516

 New WAI Holdings, L.P.                           $575,000                 1150              4.11%
   595 Madison Avenue
New York, New York 10022
Telephone: (212) 644-3450
Facsimile: (212) 644-6262
      Tax ID. No.:

                                   EXHIBIT A-1

             MEMBER CAPITAL CONTRIBUTIONS, UNITS AND SHARING RATIOS

     NAME, ADDRESS, FACSIMILE AND
         TELEPHONE NUMBER AND
        TAXPAYER IDENTIFICATION                          CAPITAL                                  SHARING
           NUMBER OF MEMBER                           CONTRIBUTIONS              UNITS             RATIO
--------------------------------------          -------------------------        -----            -------
      Parking Company of America                 Assets with a fair market       2,848              8.27%
            Management, LLC                         value of $2,848,000
       11101 Lakewood Boulevard
       Downey, California 90241
       Telephone: (562) 862-2118
       Facsimile: (562) 862-4409
        Tax ID. No.: 95-4650869

           ARE Holding, LLC                      Assets with a fair market       8,380             24.33%
       11101 Lakewood Boulevard                     value of $8,380,000
       Downey, California 90241
       Telephone: (562) 862-2118
       Facsimile: (562) 862-4409
        Tax ID. No.: 95-4650873

         Atlas Superpark, Ltd.                   Assets with a fair market         772              2.24%
       11101 Lakewood Boulevard                      value of $772,000
       Downey, California 90241
       Telephone: (562) 862-2118
       Facsimile: (562) 862-4409
        Tax ID. No.: 75-3036227

  Parking Company of America Airports            $7,925,000 and assets with     18,350             53.27%
           Holdings, LLC c/o                       a fair market value of
                                                        $11,000,000

Macquarie Americas Parking Corporation
     Level 8, 121 King Street West
       Toronto, Ontario MH5 3T9
       Telephone: (416) 594-5167
       Facsimile: (416) 594-0020
        Tax ID. No.: 71-0905516

                                      A-1-1

     New WAI Holdings, L.P.                           $1,025,000              1,600              4.64%
       595 Madison Avenue
    New York, New York 10022
    Telephone: (212) 644-3450
    Facsimile: (212) 644-6262
          Tax ID. No.:

          Richard West                        $231,710 and assets with a      1,000              2.90%
       4 Claremont Avenue                        fair market value of
   Maplewood, New Jersey 07040                         $768,290
           Telephone:
    Facsimile: (973) 378-5860

          Frank Lemieux                       $565,073 and assets with a      1,000              2.90%
        3 Crescent Court                         fair market value of
   Centerpoint, New York 11721                         $434,927
           Telephone:
    Facsimile: (631) 757-1765

Macquarie Securities (USA), Inc.                       $500,000                 500              1.45%
        600 Fifth Avenue
          21st Floor
    New York, New York 10020
    Telephone: (212) 548-6555
    Facsimile: (212) 399-8930
           Tax ID No.

                                      A-1-2

                                    EXHIBIT B

                    PARKING COMPANY OF AMERICA AIRPORTS, LLC
                                IRREVOCABLE PROXY

            This Irrevocable Proxy is given by [__________], with reference to the following facts:

            Parking Company of America Airports Holdings, LLC, a Delaware limited liability company ("PCAAH"), Parking Company of America Management LLC, a Delaware limited liability company ("PCAM"), ARE Holdings LLC, a Delaware limited liability company ("ARE"), and Atlas Superpark, Ltd., a Texas limited partnership ("ATLAS") have entered into that certain Limited Liability Company Agreement of PCAA Parent, LLC (the "Company"), dated as of [August _, 2003] (the "LLC Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the LLC Agreement.

            Section 7.9(b) of the LLC Agreement requires each PCA Group Member to execute a proxy appointing a natural Person who is a member of the Chaves Group as a proxy for all PCA Group Members (the "PCA Proxy") and to grant to the PCA Proxy the right to vote all Units held by the PCA Group Members.

            In consideration of the covenants and obligations set forth in the LLC Agreement, each PCA Group Member intends this proxy to be irrevocable.

            NOW, THEREFORE, in accordance with Section 7.9(b) of the LLC Agreement, the undersigned, as record and beneficial owner of the number of Units of the Company set forth below, hereby revokes all previous proxies and irrevocably and unconditionally [appoints [______] as the PCA Proxy] [removes [______] as the PCA Proxy and appoints [______] as the successor PCA Proxy] to attend and vote all Units held by the PCA Group Members at any and all meetings of the Members of the Company, and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents of the Members of the Company executed on or after the date of the giving of this proxy, with the same effect as if the undersigned had personally attend the meeting and personally voted the Units or had personally signed the written consent.

            The undersigned authorizes and directs the PCA Proxy to file this proxy appointment with the Manager in accordance with the notice provisions set forth in Section 12.1 of the LLC Agreement.

            Dated:           ________________

            Number of Units: ________________

                                         /s/ ______________________________
                                                       [Type name]

                                JOINDER AGREEMENT

            Richard West, an individual ("Mr. West"), hereby enters into this Joinder Agreement and agrees to be bound by and comply with the terms of the Limited Liability Company Agreement of PCAA Parent, LLC (the "LLC Agreement"), dated as of September 30, 2003, by and among PCAA Parent, LLC, Parking Company of America Airports Holdings, LLC, Parking Company of America Management, LLC, ARE Holdings, LLC, Atlas Superpark, Ltd., and New WAI Holdings LP, and shall be, as of the date hereof, a party to the LLC Agreement as fully as though Mr. West had executed and delivered the LLC Agreement at the time originally executed by the other parties thereto.

                                  /s/ Richard West
                                  -------------------------------------------
                                  RICHARD WEST

Dated: 10/1/03

                                JOINDER AGREEMENT

            Frank Lemieux, an individual ("Mr. Lemieux"), hereby enters into this Joinder Agreement and agrees to be bound by and comply with the terms of the Limited Liability Company Agreement of PCAA Parent, LLC (the "LLC Agreement"), dated as of September 30, 2003, by and among PCAA Parent, LLC, Parking Company of America Airports Holdings, LLC, Parking Company of America Management, LLC, ARE Holdings, LLC, Atlas Superpark, Ltd., and New WAI Holdings LP, and shall be, as of the date hereof, a party to the LLC Agreement as fully as though Mr. Lemieux had executed and delivered the LLC Agreement at the time originally executed by the other parties thereto.

                                  /s/ Frank Lemieux
                                  ___________________________________________
                                  FRANK LEMIEUX

Dated: Oct. 1, 2003

                                JOINDER AGREEMENT

            Macquarie Securities (USA), Inc., a Delaware corporation ("MSI"), hereby enters into this Joinder Agreement and agrees to be bound by and comply with the terms of the Limited Liability Company Agreement of PCAA Parent, LLC (the "LLC Agreement"), dated as of September 30, 2003, by and among PCAA Parent, LLC, Parking Company of America Airports Holdings, LLC, Parking Company of America Management, LLC, ARE Holdings, LLC, Atlas Superpark, Ltd., and New WAI Holdings LP, and shall be, as of the date hereof, a party to the LLC Agreement as fully as though MSI had executed and delivered the LLC Agreement at the time originally executed by the other parties thereto.

                                    MACQUARIE SECURITIES (USA), INC.

                                    By: /s/ Murray Bleach
                                       ---------------------------------------
                                    Name:  Murray Bleach
                                    Title: Executive Director

Dated: October 1, 2003

                                                                 AMENDMENT NO. 1
                                                                  EXECUTION COPY


                               FIRST AMENDMENT TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PCAA PARENT, LLC

      This First Amendment, effective December 18, 2003, to the PCAA Parent, LLC Limited Liability Company Agreement, dated September 30, 2003 (hereinafter, the "LLC Agreement").

      The Majority Interest and the PCA Group hereby amend the LLC Agreement to provide as follows:

      1. Amendment of the LLC Agreement.


      (a) Article I - Definitions, is hereby amended to include the following definition:

            "PCAA Chicago shall mean PCAA Chicago, LLC, a Delaware limited liability company."

      (b) Section 3.1 of the LLC Agreement is hereby amended to state in its entirety as follows:

            "Purpose. The purpose of the Company shall be solely to hold the equity interests in PCAA, PCAA Phoenix, PCAA GP, PCAA LP and PCAA Chicago. The Company shall not engage in any other business or activity and shall not acquire or own any other assets; provided, however, that the Company may engage in such other activities incidentally or directly related to, and in furtherance of, the foregoing business as may be necessary, advisable or appropriate, as determined by the Manager."

      (c) Section 4.7(e) of the LLC Agreement is hereby amended to state in its entirety as follows:

            "(e) shall not permit the Company to own any subsidiary or make any investment in any other Person other than PCAA, PCAA Phoenix, PCAA GP, PCAA LP and PCAA Chicago."

      (d) Section 4.7(h) of the LLC Agreement is hereby amended to state in its entirety as follows:

            "(h) shall cause the Company to only enter into any contract or agreement with any member, principal or affiliate of any of PCAA, PCAA Phoenix, PCAA GP, PCAA LP and PCAA Chicago, or any Affiliate thereof, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties."

      (e) Section 4.7(j) of the LLC Agreement is hereby amended to state in its entirety as follows:

            "(j) shall not permit the Company to assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, other than pursuant to the Guaranty in favor of GMAC Commercial Mortgage Bank dated December 22, 2003."

      2. Miscellaneous. (a) Except as specifically amended hereby, the terms and provisions of the LLC Agreement shall remain in full force and effect. (b) Terms defined in the LLC Agreement shall be used in this First Amendment with the meanings defined in the LLC Agreement unless otherwise defined herein. (c) This First Amendment shall be governed by the laws of Delaware (without regard to its choice of law provisions). (d) This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

COMPANY:

                        PCAA PARENT, LLC

                        By:  PARKING COMPANY OF AMERICA AIRPORTS
                                  HOLDINGS, LLC

                        Its: Managing Member

                             By:  MACQUARIE AMERICAS PARKING
                                       CORPORATION
                             Its: Managing Member

                                  By:  /s/ Gregory Andrews
                                       ---------------------------------------
                                       Gregory Andrews, President

MAJORITY INTEREST:

                        PARKING COMPANY OF AMERICA AIRPORTS
                             HOLDINGS, LLC

                        By:  MACQUARIE AMERICAS PARKING CORPORATION
                        Its: Managing Member

                             By:  /s/ Gregory Andrews
                                  --------------------------------------------
                                  Gregory Andrews, President

PCA GROUP:

                        PARKING COMPANY OF AMERICA MANAGEMENT, LLC

                        By:  PCA PARKING COMPANY OF AMERICA, LLC
                        Its: Managing Member

                             By:  ALEX CHAVES, INC.
                             Its: Managing Member

                                  By:  /s/ Alex Martin Chaves
                                       ---------------------------------------
                                       Alex Martin Chaves, President



                        ARE HOLDINGS, LLC

                        By:  PCA PARKING COMPANY OF AMERICA, LLC
                        Its: Managing Member

                             By:  ALEX CHAVES, INC.
                             Its: Managing Member

                                  By:  /s/ Alex Martin Chaves
                                       ---------------------------------------
                                       Alex Martin Chaves, President



                        ATLAS SUPERPARK, LTD.

                        By:  PCA HOUSTON HOBBY G.P., LLC
                        Its: General Partner

                             By:  ARE HOLDINGS, LLC
                             Its: Managing Member

                                  By:  PCA PARKING COMPANY OF
                                            AMERICA, LLC
                                  Its: Managing Member

                                       By:  ALEX CHAVES, INC.
                                       Its: Managing Member

                                         By: /s/ Alex Martin Chaves
                                            ----------------------------------
                                            Alex Martin Chaves, President

                                                                 AMENDMENT NO. 2
                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PCAA PARENT, LLC

      This Second Amendment, effective February 25, 2004, to the PCAA Parent, LLC Limited Liability Company Agreement, dated September 30, 2003, as amended by the First Amendment to Limited Liability Company Agreement of PCAA Parent, LLC dated December 18, 2003 (hereinafter, the "LLC Agreement").

      The Members hereby amend the LLC Agreement to provide as follows:

      1. Amendment of the LLC Agreement.

      (a) Article I - Definitions, is hereby amended to include the following definition:

            "PCAA Oakland shall mean PCAA Oakland, LLC, a Delaware limited liability company."

      (b) Section 3.1 of the LLC Agreement is hereby amended to state in its entirety as follows:

            "Purpose. The purpose of the Company shall be solely to hold the equity interests in PCAA, PCAA Phoenix, PCAA GP, PCAA LP, PCAA Chicago and PCAA Oakland. The Company shall not engage in any other business or activity and shall not acquire or own any other assets; provided, however, that the Company may engage in such other activities incidentally or directly related to, and in furtherance of, the foregoing business as may be necessary, advisable or appropriate, as determined by the Manager."

      (c) Section 4.7(d) of the LLC Agreement is hereby amended to state in its entirety as follows:

            "[intentionally omitted]"

      (d) Section 4.7(e) of the LLC Agreement is hereby amended to state in its entirety as follows:

            "(e) shall not permit the Company to own any subsidiary or make any investment in any other Person other than PCAA,

            PCAA Phoenix, PCAA GP, PCAA LP, PCAA Chicago and PCAA Oakland."

      (e) Section 4.7(0 of the LLC Agreement is hereby amended to state in its entirety as follows:

            "(h) shall cause the Company to only enter into any contract or agreement with any member, principal or affiliate of any of PCAA, PCAA Phoenix, PCAA GP, PCAA LP, PCAA Chicago and PCAA Oakland, or any Affiliate thereof, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties."

      (f) Section 4.7(j) of the LLC Agreement is hereby amended to state in its entirety as follows:

            "(j) shall not permit the Company to assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, other than pursuant to the Guaranty in favor of GMAC Commercial Mortgage Bank dated December 22, 2003 and the Pledge Agreement of the Company in favor of PCAM dated February 25, 2004."

      2. Section 12.19 of the LLC Agreement is hereby amended to state in its entirety as follows:

      (a) "Confidentiality. Except as contemplated hereby or required by a court of competent authority, each Member shall keep confidential and shall not disclose to others, and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to third parties, any information which is confidential or proprietary information of any other Member or of the Company; provided, however, that at the request of the Manager, such information may be disclosed to (a) investment bankers, accountants, attorneys, consultants, lenders and their respective representatives and advisors and any other third parties in connection with any financing, capital raising, or other similar transaction ("Transaction"), (b) any judicial or regulatory body in connection with such Transaction, or (c) generally to the public in connection with such Transaction. No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of such Member from using, any confidential or proprietary information of any other Member or of the Company, except for the benefit of the Company or in connection with the ownership of the Membership Interests."

      3. Miscellaneous. (a) Except as specifically amended hereby, the terms and provisions of the LLC Agreement shall remain in full force and effect. (b) Terms defined in the LLC Agreement shall be used in this Second Amendment with the meanings defined in the LLC Agreement unless otherwise defined herein. (c) This Second Amendment shall be governed by the laws of Delaware (without regard to its choice of law provisions). (d) This Second Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

COMPANY:

                        PCAA PARENT, LLC

                        By:  PARKING COMPANY OF AMERICA AIRPORTS
                                  HOLDINGS, LLC

                        Its: Managing Member

                             By:  MACQUARIE AMERICAS PARKING
                                       CORPORATION
                             Its: Managing Member

                                  By:  /s/ Gregory Andrews
                                       ---------------------------------------
                                       Gregory Andrews, President

MEMBERS:

                        PARKING COMPANY OF AMERICA AIRPORTS
                             HOLDINGS, LLC

                        By:  MACQUARIE AMERICAS PARKING CORPORATION
                        Its: Managing Member

                             By:  /s/ Gregory Andrews
                                  --------------------------------------------
                                  Gregory Andrews, President



                        PARKING COMPANY OF AMERICA MANAGEMENT, LLC

                        By:  PCA PARKING COMPANY OF AMERICA, LLC
                        Its: Managing Member

                             By:  ALEX CHAVES, INC.
                             Its  Managing Member

                                  By:  /s/ Alex Martin Chaves
                                       ---------------------------------------
                                       Alex Martin Chaves, President

                        ARE HOLDINGS, LLC

                        By:  PCA PARKING COMPANY OF AMERICA, LLC
                        Its: Managing Member

                             By:  ALEX CHAVES, INC.
                             Its: Managing Member

                                  By:  /s/ Alex Martin Chaves
                                       ---------------------------------------
                                       Alex Martin Chaves, President



                        ATLAS SUPERPARK, LTD.

                        By:  PCA HOUSTON HOBBY G.P., LLC
                        Its: General Partner

                             By:  ARE HOLDINGS, LLC
                             Its: Managing Member

                                  By:  PCA PARKING COMPANY OF
                                            AMERICA, LLC
                                  Its: Managing Member

                                       By:  ALEX CHAVES, INC.
                                       Its: Managing Member

                                            By:  /s/ Alex Martin Chaves
                                                 -----------------------------
                                                 Alex Martin Chaves, President

      MACQUARIE SECURITIES (USA) INC.

      By: /s/ Oliver Yates                    By: /s/ Luke Sullivan
          -----------------------------           -----------------------------

      Name: Oliver Yates                      Name: Luke Sullivan
            ---------------------------             ---------------------------

      Title: Co-Chief Executive Officer       Title: Co-Chief Executive Officer
             --------------------------              --------------------------



      NEW WAI HOLDINGS, LP

      By:  NEW WAREHOUSE PARTNERS, INC.
      Its: General Partner

      By: /s/ Laurence Levy
          ----------------------------
            Laurence Levy, President


      /s/ Richard West
      --------------------------------
      RICHARD WEST


      /s/ Frank Lemieux
      --------------------------------
      FRANK LEMIEUX